Exhibit 10.2

SUBLEASE

This SUBLEASE is made as of April 14, 2005, by and between GPC Biotech, Inc., a Delaware corporation having an address at 610 Lincoln Street, Waltham, Massachusetts 02451 (“Sublessor”) and BG Medicine, Inc., a Delaware corporation having an address at 40 Bear Hill Road, Waltham, Massachusetts 02451 (“Sublessee”).

WITNESSETH:

WHEREAS, pursuant to that Lease dated as of March 26, 2001 by and between 610 Lincoln LLC, as landlord (“Prime Lessor”) and Sublessor, as tenant (such lease and all renewals, modifications and extensions thereof are hereinafter collectively referred to as the “Prime Lease”), a true and complete copy of which is attached hereto as Exhibit A, whereby Sublessor leases approximately 85,430 square feet of rentable space on floor(s) one, two and three located in the building known as and numbered 610 Lincoln Street, Waltham, Massachusetts 02451 (the “Building”) (all as more particularly described in the Prime Lease the “Premises”); and

WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor and Sublessor is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1. Sublease of Subleased Premises. For the rent and upon the terms and conditions herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor approximately 10,000 square feet of rentable office space located on the first floor (the “Office Space”) and approximately 11,550 square feet of rentable laboratory space located on the third floor (the “Lab Space”) as shown on Exhibit B attached hereto (collectively, the “Subleased Premises”). During the term hereof, Sublessee shall have access to the Subleased Premises and the parking lot adjacent to the Building twenty-four (24) hours a day, 7 days a week, excluding emergency events, which may cause the Building to limit access to tenants, subject to the terms of this Sublease. Sublessee shall have after hour access to the Building by a card key system. Upon the date on which this Sublease has been fully executed by Sublessor and Sublessee and the Prime Lessor has delivered the “Consent” as hereinafter defined, Sublessee shall have the right to enter the Subleased Premises for the purposes of commencing its “Improvement Work” as hereinafter defined, inspecting the Subleased Premises, taking measurements and preparing for the move into the Subleased Premises, including installing system furniture and lab equipment. Sublessor shall have the right to have a representative present any time such early entry right is exercised. If Sublessee enters the Subleased Premises prior to the Commencement Date (as hereunder defined), Sublessee shall be responsible for complying with all of the terms of this Sublease and the Prime Lease to the extent incorporated herein by reference, other than the payment of Rent (as hereunder defined).

2. Term. The Term of this Sublease shall commence, at Sublessee’s option, on May 1, 2005, provided that Prime Lessor has delivered the “Consent” as hereinafter defined, or upon the later of (i) June 1, 2005; (ii) the date Sublessor delivers the Subleased Premises with Sublessor’s Work (as hereinafter defined) completed except for minor incomplete items or deficiencies, provided that any such incomplete items or deficiencies shall not hinder Sublessee’s work in or about the Subleased Premises, or prevent Sublessee from operating its business, and provided further that Sublessor shall complete such incomplete items or deficiencies within thirty (30) days following the Commencement Date; (iii) the date on which this Sublease has been fully executed by Sublessor and Sublessee and the Prime Lessor has delivered the “Consent” as hereinafter defined; (iv) delivery of a statement of

1

decommissioning from Sublessor to Sublessee from Sublessor’s consultant confirming that the required close-out of radiation survey has been completed and the Subleased Premises qualify for release under applicable decommissioning regulations; and (v) proof of a valid Sewer Use Discharge Permit in accordance with Paragraph 5(b) of this Sublease (the “Commencement Date”), and shall expire at 11:59 p.m. on the day that is thirty-eight (38) months from the Commencement Date (the “Expiration Date”) or such earlier date upon which said term may expire, be canceled or be terminated pursuant to any of the terms or provisions of the Prime Lease, this Sublease or applicable law. If the Prime Lessor has not delivered the “Consent” as hereinafter defined, by May 1, 2005, Sublessee shall have the right to terminate this Sublease by sending written notice to Sublessor. Sublessee shall have one option to renew this Sublease for one (1) year (the “Extension Term”) exercisable upon Sublessee providing Sublessor with written notice at least six (6) months prior to the expiration of the initial term of this Sublease, time being of the essence. Notwithstanding the foregoing, if Sublessor desires to reoccupy the Subleased Premises for Sublessor’s own occupancy Sublessor may, at its election, by notice to Sublessee given within fifteen (15) days after receipt of Sublessee’s notice of exercise of said renewal option, void such exercise and require that this Sublease nevertheless expire on the original Expiration Date as set forth above. In the event of such election by and notice from Sublessor, this Sublease shall expire on the Expiration Date with the same effect as if Sublessee had no renewal option, except that Sublessor shall in such event be prohibited from subleasing any portion of the Subleased Premises to any unrelated third party during the Extension Term. Sublessee shall begin paying Base Rent to Sublessor on August 15, 2005 (the “Rent Commencement Date”). Notwithstanding the foregoing, Sublessee shall begin paying additional rent to Sublessor upon the Commencement Date. Year 1 of the Sublease Term shall consist of twelve calendar months plus any partial month if the Commencement Date is other than the first day of a month. Year 2 of the Sublease Term shall commence upon the first anniversary of the Commencement Date at which time the Base Rent for the First Floor Office Space shall increase to $19.00 per rentable square foot and the Base Rent for the Third Floor Lab Space shall increase to $23.50 per rentable square foot. Year 3 of the Sublease Term shall commence upon the second anniversary of the Commencement Date at which time Base Rent for the First Floor Office Space shall increase to $20.00 per rentable square foot and the Base Rent for the Third Floor Lab Space shall increase to $24.50 per rentable square foot.

3. Appurtenant Rights. Sublessee shall have, as appurtenant to the Subleased Premises, rights to use in common with Sublessor and others entitled thereto Sublessor’s rights in driveways, walkways, hallways, stairways and passenger elevators, freight elevators and loading docks convenient for access to the Subleased Premises and the lavatories nearest thereto as shown on Exhibit B attached hereto. In addition, Sublessor grants Sublessee the right to use, at no additional cost to Sublessee, in common with others, parking spaces on a non-exclusive basis in the automobile parking area throughout the term of this Sublease. The words “automobile parking area” shall have the same meaning as set forth under Article XI of the Prime Lease.

4. Base Rent. Sublessee shall pay to Sublessor the following amounts as base rent (the “Base Rent”) during the term of this Sublease:

A.	1ST FLOOR OFFICE SPACE

Term	Annual Amount	Monthly Amount	P.R.S.F.*
Year 1	$180,000.00	$15,000.00	$18.00
Year 2	$190,000.00	$15,833.34	$19.00
Year 3	$200,000.00	$16,666.67	$20.00
Extension Term	$210,000.00	$17,500.00	$21.00

*	The Base Rent for Office Space is intended to be gross rent (inclusive of Landlord’s Taxes and Landlord’s Operating Expenses), net of tenant electricity. Sublessee shall pay to Sublessor $10,000.00 annually to be billed on a monthly basis in the amount of $833.34 for electricity consumed in the Office Space.

2

B.	3RD FLOOR LAB SPACE

Term	Annual Amount	Monthly Amount	P.R.S.F.
Year 1	$259,875.00	$21,656.25	$22.50
Year 2	$271,425.00	$22,618.75	$23.50
Year 3	$282,975.00	$23,581.25	$24.50
Extension Term	$294,525.00	$24,543.75	$25.50

It is intended by Sublessor and Sublessee that the Base Rent for the Lab Space be net of all costs and expenses related to the Lab Space. On account of the Lab Space only, Sublessee shall during the Term pay to Sublessor, as additional rent hereunder, (i) the Sublessee’s Percentage (as hereinafter defined) of Common Expenses (as hereinafter defined), and (ii) one hundred percent (100%) of Sublease Operating Costs (as hereinafter defined). The costs and expenses payable by Sublessee with respect to the Lab Space are collectively referred to herein as the “Sublessee’s Share.” For purposes of this Sublease, the following terms shall have the following respective meanings:

(i)	“Sublessee’s Percentage” shall mean the rentable square footage of the Lab Space divided by the rentable square footage of the Premises, expressed as a percentage. As of the Commencement Date, based upon the Lab Space as of such date containing 11,550 square feet and the Premises as of such date containing 85,430 rentable square feet, the Sublessee’s Percentage shall be thirteen point fifty-two percent (13.52%).

(ii)	“Common Expenses” shall mean Landlord’s Operating Expenses and Landlord’s Taxes, both as defined in the Prime Lease.

(iii)	“Sublease Operating Costs” shall mean all charges, costs, expenses and obligations of every kind and nature whatsoever that Sublessor may from time to time incur pursuant to the terms of the Prime Lease with respect to the Lab Space and Sublessee’s Percentage of the costs detailed in Exhibit D with regard specifically to the Lab Space, or the operation or maintenance thereof, and not the general operation or maintenance of the Premises or the Subleased Premises.

If at any time Sublessor, in its reasonable judgment, determines that either Sublessor, Sublessee or any other subtenant in the Premises is consuming quantities of electricity in excess of 110% (calculated on a per square foot basis) of the quantities being consumed by the other parties in those portions of the Premises occupied by such other party, then the party consuming such excessive quantities of electricity shall be responsible for the cost of any such excess consumption.

Sublessor may bill Sublessee for Sublessee’s Share based on reasonably estimated projected costs (the “Estimated Costs”), in which case Sublessee shall pay Sublessee’s Share, as additional rent hereunder, based on such estimated amounts, such estimates to be based on the estimates Sublessee receives from Landlord. At least annually, and not later than fifteen (15) days after Sublessor’s receipt of Prime Lessor’s annual accounting as more particularly described under Section 2.6.2 of the Prime Lease, Sublessor shall provide to Sublessee copies of all records and documents relating to the annual accounting including, but not limited to, all materials and reconciliations supplied by the Prime Lessor together with any independent allocation of any electricity charges by Sublessor pursuant to the preceding grammatical paragraph. If Sublessee disputes any of the charges that Prime Lessor charges to Sublessor under the Prime Lease or that Sublessor charges Sublessee under this Sublease, Sublessee shall provide Sublessor with written notice of such dispute within twenty (20) days of receiving the records and documents relating to the annual accounting. Upon receipt of Sublessee’s notice of a dispute with respect to the annual accounting Sublessor may elect, at its sole option, to raise such

3

dispute with Prime Lessor or to allow Sublessee to raise such dispute directly with Prime Lessor; provided, however, if Prime Lessor will not allow Sublessee to contest the disputed charges, Sublessor will contest the disputed charges on behalf of Sublessee. Sublessor shall review the Estimated Costs for the preceding year and compare such Estimated Costs against actual costs and expenses for such preceding year. To the extent Sublessee’s Share of the Estimated Costs exceeds Sublessee’s Share of the actual costs and expenses, Sublessor shall credit (or promptly refund, as appropriate) such excess amount against amounts due from Sublessee hereunder. To the extent Sublessee’s Share of actual costs and expenses exceeds Sublessee’s Share of Estimated Costs, Sublessee shall pay Sublessor the amount of such deficiency upon demand as additional rent hereunder.

Base Rent and additional rent shall sometimes be referred to as “Rent” herein. All Rent shall be due and payable in monthly installments in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff, except as expressly provided for herein. Rent for any partial month shall be prorated and paid on the first day of such month.

5. Permitted Uses. Sublessee shall use the Subleased Premises only for general office uses including laboratory use for research and development and the uses permitted under the Prime Lease. Sublessee shall not do, suffer or permit anything to be done in or upon the Subleased Premises or the Premises except in accordance with and as permitted by the Prime Lease and applicable law. Sublessee shall comply with the certificate of occupancy relating to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises or to Sublessee’s particular manner of use. Except as otherwise expressly provided herein, Sublessee shall apply in its own name for, and obtain at its sole expense, any and all licenses, permits and other approvals that may be required from governmental authorities in connection with Sublessee’s use of the Subleased Premises.

Subject to the terms and conditions hereof, Sublessor has agreed to make available to Sublessee, in connection with Sublessee’s use and occupancy of the Subleased Premises, certain services, and to authorize Sublessee to use certain permits and licenses, held by Sublessor, including those services and licenses listed on Exhibit D attached hereto, jointly with Sublessor and others who may be authorized by Sublessor from time to time, as well as the following:

(a)	Sublessor shall provide customary janitorial and custodial services to the Subleased Premises in accordance with the schedule attached hereto as Exhibit F.

(b)	Sublessor grants Sublessee a license to the use, occupancy and operation of the Subleased Premises under the auspices of all existing municipal, state and federal licenses and permits held by Sublessor with respect to the use and operation of laboratory and research facilities within the Subleased Premises including the Sewer Use Discharge Permit. Sublessee shall apply in its own name for, and obtain at its sole expense its own Flammable Storage Permit for the materials and up to the maximum quantities set forth on Exhibit E attached hereto. Sublessor will maintain the Sewer Use Discharge Permit unless the Massachusetts Water Resource Authority requires otherwise; in such event, Sublessor shall provide written notice thereof to Sublessee and Sublessee shall apply in its own name for, and obtain at its sole expense its own Sewer Use Discharge Permit.

(c)	Sublessor grants Sublessee the right to connect to Sublessor’s emergency generator through the outlets existing in the Subleased Premises as of the date hereof.

4

6. Condition of Subleased Premises. Sublessee represents that it has made or caused to be made a thorough examination and inspection of the Subleased Premises and is familiar with the condition of every part thereof. Sublessee agrees that, except as expressly provided herein, (i) it enters into this Sublease without relying upon any representations, warranties or promises by Sublessor, its agents, representatives, employees, servants or any other person in respect of the Building or the Subleased Premises, (ii) no rights, easements or licenses are acquired by Sublessee by implication or otherwise except as expressly set forth herein, (iii) Sublessor shall have no obligation to do any work in order to make the Subleased Premises suitable and ready for occupancy and use by Sublessee other than ensuring that all building systems serving the Subleased Premises are in good working order, decommissioning the Lab Space in accordance with local and state regulations, and performing any of the demising work if required by code to prepare the Subleased Premises for Sublessee’s use and occupancy including “patch” and paint work, limited to repair and painting of damaged wall areas, for the Office Space and replacing ceiling tiles where needed in the Lab Space (collectively “Sublessor’s Work”) which Sublessor shall perform at its expense, and (iv) the Subleased Premises are in satisfactory condition. Sublessor shall deliver the Subleased Premises to Sublessee in broom clean condition and with all building systems serving the Subleased Premises in good working order. If Sublessor has not completed Sublessor’s Work by July 1, 2005, Sublessee shall have the right to terminate this Sublease by sending written notice to Sublessor.

The taking of possession by Sublessee of the Subleased Premises or any portion thereof delivered by Sublessor to Sublessee shall be conclusive evidence as against Sublessee, that, at the time such possession was so taken, the Subleased Premises or such portion thereof were in good and satisfactory condition.

Following the completion of the Improvement Work, Sublessee shall make no alterations, installations, removals, additions or improvements in or to the Subleased Premises or any other portion of the Building except with the written consent of Sublessor (excluding cosmetic alterations in the Subleased Premises that do not affect the Building’s structure or base building systems and cost no more than $50,000.00 in the aggregate for a single project), which consent Sublessor shall grant or deny within fifteen (15) business days of such request and the written consent of Prime Lessor in accordance with Section 5.9 of the Prime Lease. Notwithstanding the foregoing, Sublessor hereby approves Sublessee’s improvement work (the “Improvement Work”) as set forth on Exhibit C attached hereto; provided, however, Sublessee acknowledges that it must still obtain Prime Lessor’s consent to such Improvement Work in accordance with Section 5.9 of the Prime Lease. Sublessee’s contractor(s) shall perform the Improvement Work in compliance with the provisions of Section 5.9 of the Prime Lease.

Any work shall be done in accordance with the plans and specifications submitted to and approved by Sublessor and Prime Lessor, except that Sublessor will not need to approve plans and specifications for minor non-structural modifications that do not affect the Building’s structure or base building systems, provided that Sublessee must still obtain Prime Lessor’s approval of the plans and specifications. No structural alterations shall be done. All such minor, non-structural modifications made by Sublessee shall be done at Sublessee’s sole cost and expense in a good and workmanlike manner using new materials of first-class quality consistent with the style and finish of the Subleased Premises. Sublessee shall secure all necessary permits in advance of commencement of any work and shall keep the Subleased Premises free of any mechanics or other liens and shall hold Sublessor and Prime Lessor harmless from any loss, cost or damage arising out of any work done by Sublessee or its agents or contractors. Sublessee shall have the right to use its own contractor so long as said Contractor complies with the requirements of the Prime Lease. All contractors working for Sublessee in the Subleased Premises shall be properly insured and shall provide certificates of insurance naming Sublessor and Prime Lessor as additional insureds prior to commencement of any work.

Sublessee shall keep and maintain the Subleased Premises and the fixtures and equipment therein clean and in good order, repair and condition, except for reasonable wear and tear and damage by fire or other casualty or condemnation. Sublessee shall, at its sole cost and expense, decommission the Lab Space upon the Expiration Date or such earlier date upon which this Sublease may expire, be canceled or be terminated pursuant to any of the terms or provisions of the Prime Lease, this Sublease or applicable law.

5

7. Insurance. Sublessee shall maintain throughout the term of this Sublease such insurance in respect of the Subleased Premises and the conduct and operation of business therein, with Sublessor and Prime Lessor listed as additional insureds as is required of “Tenant” pursuant to the terms of the Prime Lease (including, without limitation, Section 5.5 as hereinafter incorporated by reference) with no penalty to Sublessor or Prime Lessor resulting from deductibles or self-insured retentions effected in Sublessee’s insurance coverage, and with such other endorsements and provisions as Sublessor or Prime Lessor may reasonably request. If Sublessee fails to procure or maintain such insurance and to pay all premiums and charges therefor within ten (10) days after notice from Sublessor, Sublessor may (but shall not be obligated to) do so, whereupon Sublessee shall reimburse Sublessor upon demand. All such insurance policies shall, to the extent obtainable, contain endorsements providing that (i) such policies may not be canceled except upon thirty (30) days’ prior notice to Sublessor and Prime Lessor, (ii) no act or omission of Sublessee shall affect or limit the obligations of the insurer with respect to any other named or additional insured and (iii) Sublessee shall be solely responsible for the payment of all premiums under such policies and Sublessor, notwithstanding that it is or may be a named insured, shall have no obligation for the payment thereof. Such insurance shall otherwise be reasonably acceptable to Sublessor in both form and substance. On or before the Commencement Date, Sublessee shall deliver to Sublessor and Prime Lessor a certificate evidencing the foregoing coverages. Any endorsements to such certificates shall also be delivered to Sublessor and Prime Lessor upon issuance thereof. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to Sublessor and Prime Lessor such renewal certificates at least thirty (30) days before the expiration of any existing policy. In the event Sublessee fails so to deliver any such renewal certificate at least thirty (30) days before the expiration of any existing policy, Sublessor shall have the right, but not the obligation, to obtain the same if Sublessee does not provide evidence of the same within ten (10) days of request by Sublessor, where upon Sublessee shall reimburse Sublessor upon demand.

Sublessee shall include in all such insurance policies any clauses or endorsements in favor of Prime Lessor including, but not limited to, waivers of the right of subrogation, which Sublessor is required to provide pursuant to the provisions of the Prime Lease. Sublessor and Sublessee release and waive all claims against each other for loss or damage to Sublessor’s and Sublessee’s personal property and their respective alterations, if any, in the Subleased Premises, except to the extent arising from any negligence or willful misconduct of Sublessor or Sublessee or any of their respective employees, agents contractors or invitees.

8. Indemnification. Sublessee agrees to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor and Prime Lessor and their respective officers, agents and employees harmless from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (except to the extent arising from any negligence or willful misconduct of Prime Lessor or Sublessor or their contractors, agents or employees), arising: (i) from the conduct or management of or from any work or thing whatsoever done in the Subleased Premises during the term hereof; (ii) from any condition arising, and any injury to or death of persons, damage to property or other event occurring or resulting from an occurrence in the Subleased Premises during the term hereof; and (iii) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease or from any willful misconduct or negligence on the part of Sublessee or any of its agents, employees, licensees or assignees or any person claiming through or under Sublessee. Sublessee further agrees to indemnify Sublessor and Prime Lessor and their respective officers, agents and employees from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses), incurred in connection

6

with any such indemnified claim or any action or proceeding brought in connection therewith. The provisions of this Paragraph are intended to supplement any other indemnification provisions contained in this Sublease and in the Prime Lease to the extent incorporated by reference herein. Any non-liability, indemnity or hold harmless provisions in the Prime Lease for the benefit of Prime Lessor that are incorporated herein by reference shall be deemed to inure to the benefit of Sublessor and Prime Lessor.

Sublessor agrees to protect, defend (with counsel reasonably approved by Sublessee), indemnify and hold Sublessee and its officers, agents and employees harmless from and against any and all claims, costs, expenses, losses and liabilities (except to the extent arising from the negligence or willful misconduct of Sublessee or its contractors, agents or employees) arising: (i) from any injury to or death of persons or damage to property occurring or resulting from an occurrence in the Premises or the Building caused by the negligence or willful misconduct of Sublessor, its contractors, agents, employees, licensees or assignees or any person claiming through or under Sublessor during the term hereof and (ii) from any breach or default on the part of Sublessor in the performance of any covenant or agreement on the part of Sublessor to be performed pursuant to the terms of this Sublease.

9. No Assignment or Subletting. Sublessee shall not assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest herein, or the term or estate granted hereby or the rentals hereunder, or sublet the Subleased Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Prime Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld, conditioned or delayed. If Sublessor does not either grant or withhold its consent to a proposed assignment, subletting, concession or license within thirty (30) days of receipt of Sublessee’s request for such consent, Sublessor’s consent shall be deemed approved; provided, however, Sublessee must still obtain Prime Lessor’s consent to such proposed assignment, subletting, concession or license. Neither the consent of Sublessor or Prime Lessor to an assignment, subletting, concession, or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Sublessee of the requirement of obtaining the consent of Sublessor and Prime Lessor to any further assignment or subletting or to the making of any assignment, subletting, concession or license for all or any part of the Subleased Premises. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Sublessee named herein and any other person(s) who at any time was or were Sublessee shall remain fully liable under this Sublease. If this Sublease is assigned, or if the Subleased Premises or any part thereof is underlet or occupied by any person or entity other than Sublessee, Sublessor may, after default by Sublessee, following notice and the expiration of any cure period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rents payable by Sublessee hereunder, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of the covenants hereunder to be performed on the part of Sublessee. Any attempted assignment or subletting without the prior written consent of the Sublessor and the Prime Lessor shall be void. Notwithstanding the provisions of this Paragraph 9, this Sublease may be assigned, or the Subleased Premises may be sublet, in whole or in part, after prior notice to Sublessor but without the consent of Sublessor and without any termination right of Sublessor being applicable thereto, (i) to any corporation or other entity into which or with which Sublessee may be merged or consolidated or to any corporation or entity to which all or substantially all of the Sublessee’s assets or capital stock will be transferred, or (ii) to any corporation which is an affiliate, subsidiary, parent or successor of Sublessee, provided in all cases the surviving corporation or entity shall provide reasonable evidence that it has creditworthiness at least equal to the greater of (i) the net worth of Sublessee as of the date of such corporate transaction, and (ii) as of the date of this Sublease, and shall agree in writing with Sublessor to be bound by all of the terms and conditions of this Sublease (all of the foregoing being referred to as a “Permitted Transfer”).

7

10. Primacy and Incorporation of Prime Lease.

(a) This Sublease is and shall be subject and subordinate to the Prime Lease and to all matters to which the Prime Lease is or shall be subject and subordinate, and to all amendments, modifications, renewals and extensions of or to the Prime Lease and Sublessor purports hereby to convey, and Sublessee takes hereby, no greater rights then those accorded to or taken by Sublessor as “Tenant” under the terms of the Prime Lease. To the extent incorporated herein, Sublessee covenants and agrees that it will perform and observe all of the provisions contained in the Prime Lease to be performed and observed by the “Tenant” thereunder as applicable to the Premises, other than the payment of rent. Notwithstanding the foregoing, Sublessee shall have no obligation to (i) cure any default of Sublessor under the Prime Lease unless caused by Sublessee’s default under this Sublease, (ii) perform any obligation of Sublessor under the Prime Lease which arose prior to the Commencement Date and Sublessor failed to perform, (iii) repair any damage to the Premises caused by Sublessor, (iv) remove any alterations or additions installed within the Premises prior to the Commencement Date, (v) indemnify Sublessor or Prime Lessor with respect to any negligence or willful misconduct of Sublessor, its agents, employees or contractors, or (vi) discharge any liens on the Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublessor. Except to the extent inconsistent with the context hereof, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Prime Lease. Further, except as set forth below, the terms, covenants and conditions of the Prime Lease are incorporated herein by reference as if such terms, covenants and conditions were stated herein to be the terms, covenants and conditions of this Sublease, so that except to the extent that they are inconsistent with or modified by the provisions of this Sublease, for the purpose of incorporation by reference each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Landlord” thereunder shall, in respect of this Sublease and the Subleased Premises, be binding upon or inure to the benefit of Sublessor, and each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Tenant” thereunder shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease. Notwithstanding the foregoing, for purposes of this Sublease, as to such incorporated terms, covenants and conditions:

(i)	references in the Prime Lease to the “Premises”, “Premises A” and “Premises B” shall be deemed to refer to the “Subleased Premises” hereunder;

(ii)	references in the Prime Lease to “Landlord” and to “Tenant” shall be deemed to refer to “Sublessor” and “Sublessee” hereunder, respectively, except that where the terms “Landlord” is used in the context of ownership or management of the entire Building, such term shall be deemed to mean “Prime Lessor”;

(iii)	references in the Prime Lease to “this Lease” shall be deemed to refer to “this Sublease” (except when such reference in the Prime Lease is, by its terms (unless modified by this Sublease), a reference to any other section of the Prime Lease, in which event such reference shall be deemed to refer to the particular section of the Prime Lease);

(iv)	references in the Prime Lease to the “Term Commencement Date” shall be deemed to refer to the “Commencement Date” hereunder;

(v)	references in the Prime Lease to the “Rent Commencement Date” shall be deemed to refer to the “Rent Commencement Date” hereunder;

8

(vi)	references in the Prime Lease to the “Annual Fixed Rent”, “Additional Rent” and “rent” shall be deemed to refer to the “Base Rent”, “additional rent” and “Rent”, respectively, as defined hereunder

(vii)	references in the Prime Lease to the “Term” shall be deemed to refer to the “Term” of this Sublease.

Notwithstanding the foregoing, the following provisions of the Prime Lease, Exhibits and Schedules annexed thereto are not incorporated herein by reference and shall not, except as to definitions set forth therein, have any applicability to this Sublease: Articles/Sections: 1.1 (except, however, the definitions of “Land”, “Permitted Uses” and “Public Liability Insurance” are incorporated herein), 1.2, 2.1, 2.4, 2.5, 2.6.1, 2.6.2, 2.7, III, 4.1.4, the third grammatical paragraph of 4.2, 4.3.3, 4.4, 5.8, 6.1, 6.2, 8.2, 8.5, 8.6, 8.14, 8.17, 8.18, 8.20, 9.1, the last grammatical paragraph of 9.2 and X; and Exhibits A, B, E, F, H, I and J.

Where reference is made in the following Sections to “Landlord”, the same shall be deemed to refer only to “Prime Lessor”: Articles/Sections: 2.2, 2.3, 2.6.3, 2.6.4, IV, 5.3 and XI.

Where reference is made in the following Sections to “Landlord”, the same shall be deemed to refer to “Prime Lessor” and “Sublessor”: Articles/Sections: 5.7 and 5.10.

(b) Notwithstanding such incorporation by reference, Sublessee acknowledges that pursuant to the Prime Lease, certain services, repairs, restorations, equipment and access to and for the Premises and insurance coverage of the Building are in fact to be provided by Prime Lessor and Sublessor shall have no obligation during the Term of this Sublease to provide any such services, repairs, restorations, equipment, access or insurance coverage. Sublessee agrees to look solely to Prime Lessor for the furnishing of such services, repairs, restorations, equipment, access and insurance coverage. Sublessor shall cooperate reasonably with Sublessee in obtaining for Sublessee’s benefit the performance by Prime Lessor of its obligations under the Prime Lease, but Sublessor shall in no event be liable to Sublessee, nor, except as otherwise expressly set forth in the casualty or condemnation provisions of the Prime Lease, shall the obligations of Sublessee hereunder be impaired or the performance thereof excused because of any failure or delay on Prime Lessor’s part in furnishing such services, repairs, restorations, equipment, access or insurance coverage. If Prime Lessor fails to provide to the any of the services described in the Prime Lease, and such failure or any other cause or circumstance (other than Sublessee’s act or default) materially adversely interferes with Sublessee’s use and enjoyment of the Subleased Premises, then Sublessee shall be entitled to an adjustment of Rent to the extent that Sublessor receives an adjustment of rent under the Prime Lease.

(c) Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the “Notice Periods”) contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the “Tenant” (including any grace periods set forth in Article VII of the Prime Lease), thereunder, or for the exercise by the “Tenant”, thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days (or by three (3) days if the notice period is ten (10) days or less), so that in each instance Sublessee shall have five (5) (or three (3), as applicable) fewer days to observe or perform hereunder than Sublessor has as the “Tenant” under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of five (5) days or less, then Sublessee shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notices, make any such demands, perform any such acts, conditions or covenants or exercise any such rights, remedies or options; provided, further, that if one-half of the number of days in the Notice Period is not a whole number, Sublessee shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

9

(d) Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the provisions of the Prime Lease incorporated herein by reference), Sublessor makes no representations or warranties whatsoever with respect to the Subleased Premises, this Sublease, the Prime Lease or any other matter, either express or implied, except as expressly set forth herein, and except that Sublessor represents and warrants, as of the date of execution hereof, (i) that it is the holder of the interest of the “Tenant” under the Prime Lease and said interest is not the subject of any lien, assignment, conflicting sublease, or other hypothecation or pledge; (ii) that the Prime Lease is in full force and effect, unmodified and constitutes the entire agreement between the Prime Lessor and Sublessor in respect of the Subleased Premises; (iii) that no notices of default have been served on Sublessor under the Prime Lease which have not been cured; (iv) that Sublessor shall send Sublessee copies of any notices of default that may be served on Sublessor under the Prime Lease within three (3) business days of receiving the same; (v) that Sublessor shall not voluntarily surrender the Subleased Premises or terminate the Prime Lease during the Term of the Sublease, except as provided in Paragraph 21 hereof; and (vi) to the best of Sublessor’s knowledge, neither Sublessor nor Prime Lessor is in default under the Prime Lease.

11. Certain Services and Rights. Except to the extent otherwise expressly provided herein, the only services or rights to which the Sublessee is entitled hereunder, including without limitation rights relating to the repair, maintenance and restoration of the Subleased Premises, are those services and rights to which Sublessor is entitled under the Prime Lease. Sublessee acknowledges and agrees that Sublessor shall have no obligation to furnish any services whatsoever to Sublessee, any such obligation being that of the Prime Lessor under the Prime Lease, and that, as set forth in Paragraph 11(b) hereof, the sole obligation of Sublessor hereunder with respect to such services is to cooperate reasonably with Sublessee to obtain Prime Lessor’s performance.

12. Compliance with Prime Lease. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited. Sublessee covenants and agrees that Sublessee will not do anything which would constitute a default under the provisions of the Prime Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease, that would constitute a default under the Prime Lease. Sublessor covenants and agrees that Sublessor will not do anything which would constitute a default (beyond any applicable grace or cure period under the Prime Lease) under the provisions of the Prime Lease or omit to do anything which Sublessor is obligated to do under the terms of this Sublease (beyond any applicable grace or cure period), which omission would constitute a default under the Prime Lease nor shall Sublessor voluntarily surrender or terminate the Prime Lease (except pursuant to the express provisions thereof or Paragraph 21 hereof), nor shall Sublessor agree to modify or amend the Prime Lease in any way that will reduce the rights or increase the obligations of Sublessee under this Sublease.

13. Default. In the event that Sublessee shall default in any of its obligations hereunder beyond applicable cure periods, including any default of the nature described in the Prime Lease beyond applicable cure periods, Sublessor shall have available to it all of the rights and remedies available to Prime Lessor under the Prime Lease, including without limitation Article VII thereof as and to the extent incorporated herein by reference, as though Sublessor were the “Landlord” thereunder and Sublessee the “Tenant” thereunder. Sublessee further agrees to reimburse Sublessor for all actual and out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Sublessor in asserting or enforcing its rights hereunder against Sublessee or any other party.

10

14. Brokerage. Sublessee and Sublessor represent that they have not dealt with any broker in connection with this Sublease other than CB Richard Ellis/Whittier Partners and Richards Barry Joyce & Partners (the “Brokers”). Each party agrees to indemnify and hold harmless the other from and against any and liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) which the indemnified party may be subject to or suffer by reason of any claim made by any person, firm or corporation other than the Brokers for any commission, expense or other compensation as a result of the execution and delivery of this Sublease, which is based on alleged conversations or negotiations by said person, firm or corporation with the indemnifying party. Sublessor shall pay the Brokers the brokerage commission, or other compensation due the Brokers in connection with this Sublease under separate agreements between and among Sublessor and Brokers and shall indemnify and hold Sublessee harmless from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) which Sublessee may be subject to or suffer by reason of any claim made by the Brokers for any commission, fee or other compensation as a result of the execution and delivery of this Sublease, other than a claim based upon any agreement with Sublessee or Sublessee’s agents, representatives or employees.

15. Security Deposit. On the date of execution of this Sublease by Sublessee, Sublessee at its sole cost and expense shall deliver to Sublessor, in a form and from a financial institution acceptable to Sublessor, an irrevocable, unconditional standby letter of credit in the amount of $36,667.00 (the “Letter of Credit”), as security for the full and faithful performance and observance by Sublessee of Sublessee’s covenants and obligations under this Sublease (the “Security Deposit”). Sublessee shall be solely responsible for all costs and expenses of obtaining, amending, renewing, replacing and/or transferring such Letter of Credit. The Letter of Credit shall have an expiration date not earlier than thirty (30) days following the expiration of the Term of this Sublease. Upon the occurrence of an Event of Default, including, but not limited to, the non-payment of Rent specified in Paragraph 4 hereof, Sublessor may, without giving notice to Sublessee, draw upon the Letter of Credit to the extent required for the payment of any Rent or any other sums as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of all or any portion of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Sublessor. If Sublessor draws upon the Letter of Credit to cure any default, Sublessee shall cause the Letter of Credit to be restored to its original amount and failure to do so within ten (10) days after receiving written notice from Sublessor shall be deemed an Event of Default hereunder. Sublessee understands that its potential liability under this Sublease is not limited to the amount of the Security Deposit. Use of said Security Deposit by Sublessor shall not constitute a waiver, but is in addition to other remedies to Sublessor under this Sublease and under law. In the event of any transfer of Sublessor’s interest in the Premises, Sublessor shall either return the Security Deposit to Sublessee or assign its interest in the Security Deposit to the transferee or assignee and Sublessor shall thereupon be released by Sublessee from all liability for the return or payment thereof; and Sublessee shall look solely to the new sublessor for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new sublessor. Sublessee shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

16. Notices. All notices, consents, approvals, demands, bills, statements and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be governed by Section 8.3 of the Prime Lease as incorporated herein by reference, except that the mailing addresses for Sublessor and Sublessee shall initially be those first set forth above, and after the Commencement Date, to Sublessee at the Subleased Premises, with a copy to William T. Whelan, Esquire, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., One Financial Center, Boston, Massachusetts 02111. Communications and payments to the Prime Lessor shall be given in accordance with, and subject to, Section 8.3 of the Prime Lease.

11

17. Interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, which covenant, agreement, obligation or other provision shall be construed and interpreted in the context of the Sublease as a whole. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. Terms used herein and not defined shall have the meaning set forth in the Prime Lease.

18. Fire or Casualty; Eminent Domain. In the event the Subleased Premises (or access thereto or systems serving the same) are subjected to a fire or other casualty or to a taking by eminent domain that interferes with the use and enjoyment by Sublessee of a material portion of the Subleased Premises, Sublessee shall be entitled to an equitable adjustment of Rent until tenantable occupancy is restored. At any time that such interference has not been remedied and tenantable occupancy restored after ninety (90) days from the date such interference was first experienced, Sublessee may, by notice to Sublessor, terminate this Sublease. In the event of any taking of the Subleased Premises, Sublessee assigns to Prime Lessor any right Sublessee may have to any damages or award, except that Sublessee shall be entitled to any award made on account of Sublessee’s personal property or for Sublessee’s moving expenses. Sublessee shall not make claims against Sublessor, Prime Lessor or the condemning authority for damages.

19. Signage. Subject to the consent of Prime Lessor as required under the Prime Lease, if any, Sublessee has the right, at its sole cost and expense, to install signage (i) consistent with Sublessor’s signage and that of any other subtenants on the Building lobby directory and on the first and third floor entrances to the Subleased Premises and (ii) on a portion of Sublessor’s space on the monument sign equal in size to its pro rata share of the Premises.

20. Right to Cure Sublessee’s Defaults. (a) If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder after any applicable notice and cure periods, then Sublessor shall have the right, but not the obligation, after notice to Sublessee, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Sublessee shall pay to Sublessor upon demand as additional rent all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at an annual rate equal to the rate four percent (4%) above the base rate or prime rate then reported in the Wall Street Journal, or the maximum rate permitted by law. Such interest shall be payable with respect to the period commencing on the date such expenditures are made by Sublessor and ending on the date such amounts are repaid by Sublessee. The provisions of this Paragraph shall survive the Expiration Date or the sooner termination of this Sublease.

(b) If (i) Sublessor fails to perform any of its obligations under the Prime Lease (other than by reason of Sublessee’s acts or omissions or events of a nature beyond Sublessor’s reasonable control) and the Prime Lessor has given a notice of default with respect thereto, which failure has not been cured within the applicable grace and cure periods under the Prime Lease; (ii) Sublessee is not in default under this Sublease beyond any applicable notice and/or cure period; (iii) such default by Sublessor does not arise out of the acts or omissions of Sublessee, its agents, contractors, employees,

12

sublessees or licensees; (iv) Sublessee notifies Sublessor after the expiration of the applicable grace and cure periods under the Prime Lease of such failure and of Sublessee’s intention to cure same, which notice shall specify that such notice is being given in accordance with this Paragraph 20(b); and (v) such failure continues for not less than ten (10) business days from the date Sublessor receives such notice from Sublessee, then at Sublessee’s election (if Sublessee elects to exercise its cure rights hereunder), Sublessee may take such actions as may be reasonably necessary to cure such failure and Sublessor shall reimburse Sublessee for the reasonable out-of-pocket costs incurred by Sublessee in performing same within thirty (30) days after receipt by Sublessor of a written statement from Sublessee as to the amount of such costs.

21. Termination of Prior Leases. If for any reason the term of the Prime Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon automatically terminate as to the premises demised under the Prime Lease and Sublessor shall not be liable to Sublessee by reason thereof; provided, however, that Sublessor agrees that so long as Sublessee is not in default hereunder, Sublessor shall not voluntarily surrender or terminate the Prime Lease, except in accordance with rights expressly reserved to Sublessor under Article VI of the Prime Lease in the event of a taking or casualty. Notwithstanding the foregoing, if the Prime Lease gives Sublessor any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises or the Building, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

Upon the expiration or termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Sublessee’s right of possession, Sublessee shall (i) remove and restore any and all signage it may have installed and such alterations, installations, additions and improvements as Sublessor may have specified at the time Sublessor consented to the same and (ii) at once surrender and deliver the Subleased Premises in the condition and repair required by, and in accordance with the provisions of, this Sublease and the Prime Lease, including without limitation Section 5.10 of the Prime Lease as incorporated herein by reference. If Sublessee shall fail to remove any of Sublessee’s property from the Subleased Premises, such property shall be deemed abandoned, and Sublessor is hereby authorized, without liability to Sublessee for loss or damage thereto, at the sole risk of Sublessee, to (a) remove and store such property at Sublessee’s expense; (b) retain such property, in which case all right, title and interest therein shall accrue to Sublessor; or, (c) sell such property and retain the proceeds from such sale, or otherwise dispose or destroy such property.

22. Consents and Approvals. All references in this Sublease to the consent or approval of Prime Lessor and/or Sublessor shall be deemed to mean the written consent or approval of Prime Lessor and/or Sublessor, as the case may be, and no such consent or approval of Prime Lessor and/or Sublessor, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Prime Lessor and/or Sublessor, as the case may be. In all provisions requiring the approval or consent of Sublessor (whether pursuant to the express terms of this Sublease or the terms of the Prime Lease incorporated herein), Sublessee shall be required to obtain the approval or consent of Prime Lessor and then to obtain like approval or consent of Sublessor. If Sublessor is required or has determined to give its consent or approval to a matter as to which consent or approval has been requested by Sublessee, Sublessor shall cooperate reasonably with Sublessee in endeavoring to obtain any required Prime Lessor’s consent or approval upon and subject to the following terms and conditions: (i) Sublessee shall reimburse Sublessor for any reasonable out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, except with respect to the “Consent” (as hereinafter defined) to this Sublease and any amendments to this Sublease (ii) Sublessor shall not be required to make any payments to Prime Lessor or to enter into any agreements or to modify the Prime Lease, or this Sublease in order to obtain any such consent or approval, (iii) if Sublessee agrees or is otherwise obligated to make any payments to Sublessor, or Prime Lessor in connection with such request for such consent or approval, Sublessee shall have made

13

arrangements satisfactory to Sublessor for such payments and (iv) Sublessee shall indemnify and hold Sublessor harmless from and against all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) Sublessor shall suffer or incur in connection with seeking such consent or approval. Nothing contained in this Article shall be deemed to require Sublessor to give any consent or approval simply because Prime Lessor has given such consent or approval and, unless provision to the contrary is expressly made herein, Sublessor’s consent may be withheld at its sole election. Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not be required to reimburse Sublessor or Prime Lessor for any costs incurred by either of them in connection with seeking the Consent as hereinafter defined. Except as expressly provided for herein, all references in this Sublease to the consent or approval of Sublessor shall be deemed to mean consent not to be unreasonably withheld, delayed or conditioned.

23. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and Prime Lessor and Prime Lessor is not obligated to recognize or to provide for the non-disturbance of the rights of Sublessee hereunder.

24. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

25. Waiver of Jury Trial and Right to Counterclaim. The parties hereto hereby waive any rights which they may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages. Sublessee also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises. The parties hereto hereby waive any rights which they may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages. Sublessee also hereby waives all right to assert or interpose a counterclaim (other than mandatory or compulsory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

26. Estoppel Certificates. Sublessee shall, within ten (10) business days after each and every request by Sublessor, execute, acknowledge and deliver to Sublessor or any party reasonably designated by Sublessor, without cost or expense to Sublessor, a statement in writing (a) certifying that this Sublease is unmodified and, to the best knowledge of Sublessee, is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating such modifications); (b) specifying the dates to which Base Rent, additional and electricity charges have been paid; (c) stating whether or not, to the best knowledge of Sublessee, Sublessor is in default in the performance or observance of its obligations under this Sublease and, if so, specifying each such default; (d) stating whether or not, to the best knowledge of Sublessee, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Sublessor under this Sublease, and, if so, specifying each such default; (e) stating whether or not, to the best knowledge of Sublessee, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Prime Lessor under the Prime Lease with respect to the Subleased Premises, and, if so, specifying such event; (f) describing all notices of default submitted by Sublessee to Sublessor and Prime Lessor with respect to this Sublease, or the Prime Lease from and after the date hereof; and (g) containing such other information with respect to the Subleased Premises or this Sublease as Sublessor shall reasonably request. Sublessee hereby acknowledges and agrees that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee, transferee or mortgagee of the leasehold estate of Sublessor under the Prime Lease.

14

Sublessor shall, within ten (10) business days after each and every request by Sublessee, execute, acknowledge and deliver to Sublessee or any party reasonably designated by Sublessee, without cost or expense to Sublessee, a statement in writing (a) certifying that this Sublease is unmodified and, to the best knowledge of Sublessor, is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating such modifications); (b) specifying the dates to which Base Rent, additional and electricity charges have been paid; (c) stating whether or not, to the best knowledge of Sublessor, Sublessee is in default in the performance or observance of its obligations under this Sublease and, if so, specifying each such default; (d) stating whether or not, to the best knowledge of Sublessor, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Sublessee under this Sublease, and, if so, specifying each such default; (e) stating whether or not, to the best knowledge of Sublessor, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Prime Lessor under the Prime Lease with respect to the Subleased Premises, and, if so, specifying such event; (f) describing all notices of default submitted by Sublessor to Sublessee and Prime Lessor with respect to this Sublease, or the Prime Lease from and after the date hereof; and (g) containing such other information with respect to the Subleased Premises or this Sublease as Sublessee shall reasonably request. Sublessor hereby acknowledges and agrees that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee, transferee or mortgagee of the leasehold estate of Sublessee under the Sublease.

27. Consent of Prime Lessor. This Sublease is subject to the approval and consent of Prime Lessor, which Sublessor agrees to use all reasonable efforts to obtain. This Sublease shall not become effective unless and until a written approval and consent (the “Consent”) is executed and delivered by the Prime Lessor, which Consent shall consent to this Sublease. After the Sublessor receives the Consent from the Prime Lessor, Sublessor agrees to promptly deliver a fully-executed original of the Consent to Sublessee. The effectiveness of this Sublease is subject to and conditional upon the receipt by Sublessor and Sublessee of the Consent. To the extent that Sublessor has not already done so, upon execution of this Sublease by Sublessee, Sublessor will promptly apply to the Prime Lessor for the Consent and Sublessor will promptly inform Sublessee as to receipt of the Consent (if and when it is received) and deliver to Sublessee a copy of the same. If a fully executed original of the Consent is not delivered to the Sublessee by May 1, 2005, Sublessee shall have the right to terminate this Sublease by promptly sending notice of termination to Sublessor.

28. Limitation of Liability. No director, officer, shareholder, employee, adviser or agent of Sublessor shall be personally liable in any manner or to any extent under or in connection with this Sublease. In no event shall Sublessor or Sublessee or any of their respective directors, officers, shareholders, employees, advisers or agents be responsible for any consequential, indirect, punitive or special damages or interruption or loss of business, income or profits, or claims for constructive eviction, nor shall Sublessor or Sublessee be liable for loss of or damage to artwork, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative office activities.

29. (Intentionally omitted)

30. Option to Expand. Sublessee shall have the right of first negotiation to sublease any additional space on the third floor of the Building (the “Expansion Space”) that “becomes available” during the Term of this Sublease upon and subject to the terms of this Sublease. Space shall be deemed to “become available” when Sublessor ceases to occupy the same or the sublease for the then current occupant of the space expires or is otherwise terminated and in either case Sublessor determines to offer some or all thereof on the open market for sublease. Space shall not be deemed to “become available” if the space is: (i) released to the then current tenant of the space by renewal, extension or renegotiation, (ii) subject to a specific expansion right of another subtenant in the Building existing as of the Commencement Date or subsequently entered into in compliance with this Paragraph 30, or

15

(iii) not leased to a subtenant as of the date of this Sublease (until that space is leased, and then subsequently becomes available). Sublessor agrees that it will not offer any space on the third floor of the Building that has “become available” without first complying with the terms of this Paragraph 30 unless and until this Sublease has terminated or expired in accordance with the provisions hereof. When any space on the third floor of the Building becomes available, Sublessor shall give Sublessee not less than thirty (30) days’ prior written notice, which notice shall identify the Expansion Space and the anticipated date the Expansion Space will be available for Sublessee’s occupancy as set forth in this Sublease. Sublessee shall then have thirty (30) days to negotiate an agreement with Sublessor on the rent and other business terms with respect to the Expansion Space. If Sublessor and Sublessee reach an agreement with respect to the Expansion Space, (a) the Expansion Space will be deemed a part of the Subleased Premises and all of the terms and conditions of this Sublease shall apply to such Expansion Space, excluding the agreed upon business terms for the Expansion Space, (b) the commencement date of the Sublease with respect to the Expansion Space shall be the later of (i) thirty (30) days after Sublessor’s initial notice to Sublessee notifying Sublessee that space on the third floor of the Building has become available or (ii) the date the Expansion Space is vacated (the “Effective Date”), and (c) the Security Deposit will increase in proportion to the increase in Rent and Sublessee shall provide Sublessor with a replacement letter of credit in the new amount of the Security Deposit prior to the Effective Date. The rights of Sublessee under this Paragraph 30 shall be subject to the following conditions: (x) that at the time Sublessee exercises its rights hereunder (i) the Prime Lease is in full force and effect; (ii) this Sublease is in full force and effect without default on the part of Sublessee hereunder; and (iii) the Sublessee originally named hereunder shall be in actual occupancy of 100% of the Subleased Premises; and (y) prior to the Effective Date Sublessee shall deliver to Sublessor a replacement letter of credit in the new amount of the Security Deposit. If Sublessor and Sublessee do not reach an agreement within thirty (30) days after the Expansion Space “becomes available”, Sublessor shall have the right to sublease the subject Expansion Space to a third party on any terms Sublessor deems appropriate, to reoccupy the Expansion Space or to leave the Expansion Space vacant.

31. Termination Right. During the Term, if Sublessor is unable to accommodate Sublessee’s expansion needs within the Building, if any, with space that is adjacent to or in close proximity to the Subleased Premises and subject to Sublessee’s reasonable approval or if Sublessor and Sublessee fail to reach agreement after Sublessor notifies Sublessee that certain Expansion Space has become available, then Sublessee shall have a one time right to terminate this Sublease on the date that is twenty-seven (27) months after the Commencement Date (the “Early Termination Date”), provided that Sublessee provides Sublessor with written notice given at least six (6) months prior to the Early Termination Date. If the Sublessee elects to terminate this Sublease in accordance with this Paragraph 31, Sublessee shall pay to Sublessor on or before the Early Termination Date an amount equal to all unamortized transactions costs (including reasonable attorneys’ fees, brokerage commissions and the cost of Sublessor’s Work, but excluding the free rent) with respect to this Sublease plus one month’s Rent, which amount shall not exceed $70,000.00. Sublessor shall, within sixty (60) days following the Commencement Date hereof, deliver a statement to Sublessee certifying to Sublessee all actual out-of-pocket transaction costs relating to this Sublease. In the event of such election by Sublessee, this Sublease shall terminate on the Early Termination Date as if the Early Termination Date were the Expiration Date hereof.

32. Hazardous Materials. Sublessee shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Subleased Premises (collectively, “Hazardous Materials Activities”), except in compliance with all applicable Regulations and the Prime Lease, provided that Sublessee provides Sublessor with prior notification of such Hazardous Materials before using, storing or disposing of the same in, on, under or about the Subleased Premises. If Sublessor consents to any such Hazardous Materials Activities, the Sublessee shall conduct them in compliance (at Sublessee’s expense) with all applicable Regulations, as

16

hereinafter defined, and use all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Sublessor shall not be liable to Sublessee for any loss, cost, expense, claim, damage or liability arising out of any Hazardous Materials Activities by Sublessee, Sublessee’s employees, agents, contractors, licensees, customers or invitees, whether or not consented to by the Sublessor. For purposes hereof, Hazardous Materials shall include, but not be limited to, (i) substances defined as “hazardous substances”, “toxic substances”, or “hazardous wastes” in (a) the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) the federal Hazardous Materials Transportation Act, as amended, (c) the federal Resource Conservation and Recovery Act, as amended (“RCRA”); (ii) those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); (iii) those substances defined as “hazardous materials” or “oil” in Massachusetts General Laws Chapter 21E, as amended; (iv) those substances regulated by any other federal, state, county, municipal or local laws relating to the environment or health and human safety (whether now existing or hereinafter enacted or promulgated); and (v) such substances as are defined in any regulations adopted and publications promulgated pursuant to any of said laws (collectively, “Regulations”). Sublessor hereby consents to Sublessee’s use of the Hazardous Materials listed on Exhibit E attached hereto and to normal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all Regulations and shall be subject to all of the other provisions of this Paragraph 32, except that Sublessee shall not be required to provide Sublessor with the aforesaid list of the types and quantities of such cleaning fluids and office supplies. Sublessee shall also provide Sublessor with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Sublessee’s activities violate or create a risk of violation of any Regulations or cause a spill, discharge, release or exposure to any persons or property, Sublessee shall cease such activities immediately upon notice from Sublessor. Sublessee shall immediately notify Sublessor both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials in or about the Subleased Premises or of any condition in or about the Subleased Premises constituting an “imminent hazard” under any Regulations. After giving reasonable notice, except in the event of an emergency, Sublessor and Sublessor’s representatives and employees may enter the Subleased Premises when accompanied by a representative of Sublessee at any time during the Term to inspect Sublessee’s compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction.

Sublessee hereby agrees to defend, indemnify and hold harmless Sublessor, its directors, partners, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with Sublessee’s use of Hazardous Materials (except for Hazardous Materials or Wastes existing at the Subleased Premises prior to the date of this Sublease) or as a result of or in connection with activities prohibited under this Paragraph 32. Sublessee shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Paragraph 32.

17

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as a sealed instrument as of the date first written above.

GPC Biotech, Inc., (Sublessor)

By:	/s/ SEBASTIAN MEIER-EWERT
Name: Sebastian Meier-Ewert Title: SVP, CSO & COO

BG Medicine, Inc., (Sublessee)

By:	/s/ PIETER MUNTENDAM
Name: Pieter Muntendam Title: President

18

EXHIBIT A

PRIME LEASE

Exhibit A

HOBBS BROOK OFFICE PARK

610 Lincoln Street

Waltham, Massachusetts

OFFICE LEASE

GPC Biotech Inc., as Tenant

HOBBS BROOK OFFICE PARK

Waltham, Massachusetts

LEASE dated March 26, 2001

ARTICLE I

REFERENCE DATA

1.1 SUBJECTS REFERRED TO

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article.

LANDLORD:	610 Lincoln LLC

LANDLORD’S ADDRESS:	P. O. Box 549249 Waltham, Massachusetts 02454 Attention: Real Estate Manager

TENANT:	GPC Biotech Inc., a Delaware corporation

TENANT’S ORIGINAL ADDRESS:	One Kendall Square, Building 600 Cambridge, Massachusetts 02139

TENANT PLAN DELIVERY DATE:	On or before the date thirty (30) days after the date of execution of this Lease

ESTIMATED DELIVERY DATES:

PREMISES A:	April 20, 2001

PREMISES B:	September 1, 2002

TERM COMMENCEMENT DATE:	The date of Delivery of Premises A

TERM EXPIRATION DATE:	Last day of the tenth (10th) Lease Year

TERM:	From the Term Commencement Date to the Term Expiration Date

ANNUAL FIXED RENT:	From the Premises A Rent Commencement Date through the last day of the third Lease Year: per square foot of Rentable Floor Area of the applicable Premises, provided that Annual Fixed Rent for Premises B shall not commence until the Area B Rent Commencement Date;

per square foot of Rentable Floor Area of the Premises for Lease Years 4-7;

per square foot of Rentable Floor Area of the Premises for Lease Years 8-10.

RENT COMMENCEMENT DATES:

PREMISES A:	Delivery Date of Premises A

PREMISES B:	Delivery Date of Premises B

LEASE YEAR:	The first Lease Year of the Term shall commence on the Rent Commencement Date for Premises A and end on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date for Premises A shall occur (unless the Rent Commencement Date shall occur on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the Rent Commencement Date). Subsequent Lease Years shall commence on the day after the last day of the first Lease Year or an anniversary thereof, and shall end on an anniversary of the last day of the first Lease Year.

SECURITY DEPOSIT:	Letter of Credit in the initial amount of subject to reduction as set forth in Section 8.18

LAND:	The land upon which the Building is situated including parking areas, garages, drives, walks, landscaped areas and other common areas serving the Building.

BUILDING:	The entire building known and numbered as 610 Lincoln Street, Waltham, Massachusetts and all improvements on the Land but excluding any parking garage.

TOTAL RENTABLE FLOOR AREA OF BUILDING:	85,430 square feet.

PREMISES:	The space delineated on Exhibit A.

RENTABLE FLOOR AREA OF PREMISES:

PREMISES A:	37,290 square feet of Rentable Floor Area consisting of a portion of the first floor and the entire second floor of the Building

PREMISES B:	48,140 square feet of Rentable Floor Area consisting of the balance of the first floor and the entire third floor of the Building

TOTAL PREMISES RENTABLE FLOOR AREA:	85,430 square feet of Rentable Floor Area.

PERMITTED USES:	General office uses including laboratory use for research and development purposes, subject to compliance by Tenant with all applicable laws and permitting requirements

PUBLIC LIABILITY INSURANCE:	$5,000,000.00

BROKER:	R.M. Bradley & Co., Inc. and Insignia/ESG

TENANT’S AUTHORIZED REPRESENTATIVE:	James E. Melanson

1.2 EXHIBITS

The following is a list of Exhibits attached to this Lease.

Exhibit A: Plan of Premises.

Exhibit B: Intentionally deleted.

Exhibit C: Legal Holidays.

Exhibit D: Landlord’s Cleaning Specifications.

Exhibit E: Lessee Estoppel.

Exhibit F: Non-disturbance and Attornment Agreement.

Exhibit G: Rules and Regulations.

Exhibit H: Tenant’s Personal Property.

Exhibit I: Statement of Landlord’s Operating Expenses and Landlord’s Taxes for the Calendar Year 1999.

Exhibit J: Combined Tenant Estoppel and Subordination, Non-Disturbance and Attornment Agreement.

ARTICLE II

PREMISES; TERM; RENT; OPERATING

EXPENSES; AND ELECTRICITY

2.1 PREMISES AND EXCLUSIONS

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises shall be delivered in two phases. The Premises shall initially consist of Premises A, as shown as Exhibit A, until the Premises B Rent Commencement Date. From and after the Premises B Rent Commencement Date, Premises B shall be added to and included in the Premises, and the Premises thereafter shall consist of the entire Building. Until the Delivery Date for Premises B, the Premises exclude common areas and facilities of the Building, including without limitation exterior faces of exterior walls, the common stairways and stairwells, entranceways and any lobby and courtyard areas, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common) and other common areas and facilities. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor. Tenant shall have access to the Premises 24 hours per day, 7 days per week, subject to Landlord’s security procedures.

This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. Subject to Tenant’s obtaining all necessary permits and approvals to operate the Premises for the Permitted Uses, to the knowledge of Landlord, such easements, restrictions, agreements and encumbrances of record do not materially and adversely affect the use and occupancy of the Premises for general office purposes, and the Special Permit dated March 9, 1992 allows Tenant to operate the Premises for the Permitted Uses.

With respect to any improvements or alterations proposed to be made to the Premises by Transform Pharmaceuticals, Inc. or Alterex, Inc. (current occupants thereof) that (i) require the consent of Landlord and (ii) are requested after the date of this Lease, Landlord shall notify Tenant of said request and submit to Tenant for review and approval any proposed plans or other materials submitted to Landlord. To the extent said proposed improvements or alterations are acceptable to Landlord, Landlord shall not grant its consent to said improvements or alterations until Landlord first obtains Tenant’s consent thereto, subject, however, to Landlord’s obligations under its respective leases with Transform Pharmaceuticals, Inc. and Alterex, Inc.

2.2 APPURTENANT RIGHTS

Tenant shall have, as appurtenant to the Premises, rights to use in common (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given notice): (a) the common lobbies, corridors, stairways, elevators and loading platform, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby on such floor and serving the Premises; and (d) all other areas or facilities in the Building from time to time intended for general use by Tenant, other Building tenants, and Landlord; and (e) the right to parting as set forth in Article XI hereof.

2.3 RESERVATIONS

Landlord reserves the right from time to time, without unreasonable (except in emergency) interruption of Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building so long as such installation, maintenance, repair, replacement and relocation does not materially interfere with Tenant’s use of the Premises for the Permitted Use; and (b) to alter or relocate any other common facility, including without limitation any lobby and courtyard areas so long as such alteration or relocation does not materially interfere with Tenant’s use of the Premises for the Permitted Use and does not substantially decrease the Rentable Floor Area of the Premises. Installations, replacements and relocations referred to in clause (a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4 TERM

The Term Commencement Date shall be the Delivery Date of Premises A. The Delivery Date for Premises A shall be the date upon which Landlord delivers Premises A to Tenant in “broom clean” condition, of any occupants, with systems and equipment serving the same in good and operational condition, which date is anticipated to occur on or before April 20, 2001. If there is a holding over or retention of possession of Premises A or any portion thereof, by any prior tenant or occupant, or if Landlord shall otherwise be unable to deliver possession of Premises A due to causes beyond its reasonable control by September 30, 2001, Tenant may terminate this Lease for the entire Premises by notice delivered to Landlord within thirty (30) days of such date, provided however that if Landlord delivers Premises A to Tenant within said thirty (30) days after receipt of Tenant’s notice of termination, the termination notice shall be deemed to be void and of no force or effect.

The Delivery Date for Premises B shall be the date upon which Landlord delivers Premises B to Tenant in “broom clean” condition, free of any occupants, with systems and equipment serving the same in good and operational condition, which date is anticipated to occur on September 1, 2002. If there is a holding over or retention of possession of Premises B or any portion thereof, by any prior tenant or occupant, or if Landlord shall otherwise be unable to deliver possession of Premises B due to causes beyond its reasonable control, then Landlord shall not be subject to any liability for the failure or delay in giving possession, but Annual Fixed Rent and Additional Rent shall be proportionately abated based on the area not delivered until the same is available for delivery to Tenant. Landlord hereby agrees to commerce and prosecute eviction proceedings against any tenant or other occupant holding over in Premises B for more than forty (40) days following expiration of the prior leases.

Notwithstanding anything in the Lease to the contrary, the Delivery Date for Premises A and the Delivery Date for Premises B shall not occur until:

(i) Landlord has provided Tenant a statement of decommissioning certifying that the Premises comply with the regulations of the United States Nuclear Regulatory Commission and/or the Radiation Control Program of the Massachusetts Department of Public Health, as evidenced by a letter from Landlord’s consultant confirming that the required close-out of radiation survey has been completed and the Premises qualify for release under such applicable decommissioning regulations, and

(ii) (a) Landlord has caused the Premises to be inspected by a qualified professional for the presence of any hazardous materials or substances, which professional shall prepare a written report setting forth such professional’s evaluation of whether any portion of the Premises are contaminated (the “Contaminated Areas”) by any such hazardous materials or substances which require cleanup and/or remediation under applicable laws set forth in Section 5.2 (the “Baseline Assessment”), (b) Landlord has delivered a copy of the Baseline Assessment to Tenant, (c) Landlord has caused to be performed at no cost to Tenant any cleanup and/or remedial measures recommended in the Baseline Assessment and (d) such cleanup and/or remedial measures recommended by the Baseline Assessment have been completed to the reasonable satisfaction of Tenant.

Upon request by Landlord, Tenant shall execute a memorandum or other documentation setting forth the Term Commencement Date and the Rent Commencement Dates for Premises A and Premises B, as determined hereunder by Landlord, which Landlord may, at its option, record at the appropriate land records office.

2.4.1 EXTENSION OPTION. Tenant shall have the option to extend the Term for two additional five-year extension terms (the “First Extension Term” and “Second Extension Term,” respectively; each an “Extension Term”) by notice given to Landlord at least twelve (12) months before the expiration of the initial Term and the First Extension Term, if any. Tenant’s election shall be exercised, and Annual Fixed Rent for each Extension Term determined, as set forth below. If Tenant fails timely to exercise its option for the First Extension Term, Tenant shall have no further extension rights hereunder.

Tenant’s option so to extend the Term shall be void, at Landlord’s election, if Tenant is in default (continuing beyond any applicable notice and cure period) at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension. Any extension of the Term shall be applicable to the entire Premises. During each Extension Term, if any, all provisions of this Lease shall apply except that Tenant shall have no further option to extend the Term after the Second Extension Term.

During each Extension Term, Tenant shall pay Annual Fixed Rent equal to the then prevailing market rate for a five-year lease of biotech facilities in the greater Boston, Massachusetts “Metro-West” area (such area not to include Cambridge, Massachusetts) comparable to the Premises in terms of location within a building, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant as of such date.

Landlord shall notify Tenant of its estimate of the prevailing market rate within ten (10) days after Tenant exercises the extension option. Tenant shall have the option to accept or reject by written notice Landlord’s estimate, or to withdraw its exercise of the extension option. In the event Tenant rejects Landlord’s estimate then the prevailing market rate shall be arbitrated in accordance with the following procedure. Each of Landlord and Tenant, within twenty (20) days after notice by Tenant disputing Landlord’s estimate of the prevailing market rate, shall appoint as an arbitrator an MAI appraiser with at least ten years experience as an appraiser of Boston office buildings, including first class suburban office buildings, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association (“AAA”) for appointment of such an arbitrator if the arbitrator has not been appointed within five business days after notice of such failure has been given to the delinquent party. The two arbitrators shall, within five business days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then both arbitrators together may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern), and the arbitrators shall be charged to reach a majority decision in accordance with the standards provided in this Lease. The prevailing market rent rate shall be in accordance with the arbitrators’ decision and shall then be the Annual Fixed Rent for the

Extension Term. The cost of the arbitration (exclusive of each party’s witness and attorneys fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts.

For any portion of the Extension Term during which the prevailing market rent is in dispute hereunder, Tenant shall make payment on account of Annual Fixed Rent at the rate payable for the preceding lease year and the parties shall adjust for over or under payments within twenty days after the decision of the arbitrators is announced.

Promptly after the Annual Fixed Rent is determined for any Extension Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for Annual Fixed Rent.

2.5 ANNUAL FIXED RENT

Tenant covenants and agrees to pay the Annual Rent in Section 1.1 to Landlord in advance in equal installments on the first day of each calendar month during the Term commencing on the respective Rent Commencement Dates for monthly Premises A and Premises B, except that if the Delivery Date for Premises A occurs prior to June 1, 2001, Tenant’s obligation to pay Annual Fixed Rent shall not commence until June 1, 2001. All payments shall be due without billing or demand and without deduction, setoff or counterclaim. Tenant shall make payment for any portion of a month at the beginning or end of the Term on a per diem basis. All payments shall be payable to Landlord at its Address, both as specified in Section 1.1, or to such other entities at such other places as Landlord may from time to time designate.

Without limiting the foregoing, Tenant’s obligation so to pay rent, or to pay any additional charge hereunder, shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any law or regulation now or hereafter restricting Tenant’s use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other breach of this Lease or occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent or additional charges, except as specifically provided herein. The term “rent” as used herein shall mean Annual Fixed Rent, Operating Expenses, Taxes, and any additional amounts or charges due from Tenant under this Lease.

2.6 ADDITIONAL CHARGES—OPERATING EXPENSES AND TAXES

2.6.1 ADDITIONAL CHARGES—GENERAL COVENANT. Tenant covenants and agrees to pay to Landlord, as additional charges (“Additional Rent”), its proportionate share of: (i) Landlord’s Operating Expenses and (ii) Landlord’s Taxes. As of the

Delivery Date for Premises B, Tenant’s proportionate share shall be one hundred percent (100%).

Appropriate adjustments shall be made on a per diem basis for any portion of a year at the beginning or end of the Term.

2.6.2 PAYMENT. Additional Rent for Operating Expenses and Taxes under this Section 2.6 shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current calendar year. Landlord may from time to time revise such estimates based on available information relating to Landlord’s Operating Expenses and Taxes or otherwise affecting the calculation hereunder. Within 90 days after the end of each calendar year, Landlord will provide Tenant with an accounting of Landlord’s Operating Expenses and Taxes, in a form similar to the statement attached hereto as Exhibit I, and other data necessary to calculate Additional Rent hereunder for such calendar year prepared in accordance herewith and otherwise in accordance with generally accepted accounting principles. Such statement shall be an audited statement if requested by Tenant. There shall be an adjustment between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of Additional Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments of additional charges due under this Section 2.6, or, at the end of the Term, paid by Landlord within thirty (30) days, provided there are no outstanding amounts due Landlord under this Lease at such time. Any underpayments by Tenant shall be due and payable within ten (10) days of delivery of Landlord’s statement. With respect to the calendar year in which the Term ends, the adjustment shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences.

Upon request by Tenant made within sixty (60) days after delivery to Tenant of Landlord’s accounting, Landlord will make available for review by Tenant, for a period ending sixty (60) days after such request by Tenant, in Landlord’s offices, all records and documents used in preparing Landlord’s annual accounting for the calendar year just ended. If Tenant does not object to Landlord’s accounting of Operating Expenses and Taxes within sixty (60) days after issuance thereof, listing specific items of dispute and the grounds therefor, such accounting shall be deemed conclusive between the parties. Tenant’s review of Landlord’s books and records shall (i) be on a confidential basis and may be used only for the purpose of determining the correct amount of Additional Rent for Landlord’s Taxes and Operating Expenses due under this Lease, and each person participating in Tenant’s audit shall sign a confidentiality agreement to that effect, and (ii) be reviewed by Tenant’s employees or a national public accounting firm which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such review (Tenant shall deliver the fee agreement or other similar evidence to Landlord upon request). Each party shall make any payments required under Landlord’s original accounting at the times set forth in the prior paragraph, notwithstanding that Tenant may then or thereafter exercise its rights under this paragraph, with any further adjustment eventually determined to be necessary for any item raised by Tenant under this paragraph to be paid within thirty (30) days of such determination.

If the Additional Rent due as finally determined for such calendar year is less than the Additional Rent paid by Tenant, Landlord shall refund to Tenant the difference in one lump sum within thirty (30) days after Tenant’s request. Tenant shall pay the costs of the audit unless Landlord’s Operating Expenses and Landlord’s Taxes determined by the audit are more than five percent (5%) greater than Landlord’s Operating Expenses and Landlord’s Taxes as originally submitted by Landlord, in which case Landlord shall pay the costs of the audit.

2.6.3 “LANDLORD’S OPERATING EXPENSES”—DEFINITION. “Landlord’s Operating Expenses” means all costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Building, Land and all improvements thereon and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons engaged at or below the level of property manager in the operation, maintenance, security, cleaning and repair of the Building and Land, including Social Security, old age and unemployment taxes and so-called “fringe benefits”; (ii) building services furnished to tenants of the Building at Landlord’s expense (including the types of services provided to Tenant pursuant to Section 4.1 hereof) and maintenance and repair of and services provided to or on behalf of the Building performed by Landlord’s employees or by other persons under contract with Landlord; (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Building including, without limitation, oil, gas, electricity (other than electricity to tenants in their Premises if Tenant is directly responsible for payment under this Lease on account of electricity consumed by Tenant), water, sewer, snow and ice removal; (iv) casualty, liability and other insurance, and unreimbursed costs incurred by Landlord which are subject to an insurance deductible; (v) costs of operating any cafeteria, other food service facility, day care facility, or physical fitness facility for use of tenants generally; and (vi) management fees not to exceed four percent (4%) of Fixed Annual Rent and Additional Rent (excluding Landlord’s Taxes) of the Tenant and other tenants of the Building. Landlord shall allocate the Building’s interest in the cost of any common areas and facilities shared with other buildings in Hobbs Brook Office Park, including, but not limited to, the parking area, prior to Landlord calculating Landlord’s Operating Expenses. If Landlord, in its sole discretion, installs a new or replacement capital item for the purpose of reducing or conserving the use of energy in the Building, complying with any building code or other law, regulation, or legal requirement, complying with requirements of any insurer, or otherwise relating to the operation of the Building, the cost of such item amortized over the useful economic life of such item as determined in accordance with generally accepted accounting principles, and the annual amortization of such improvement, together with interest thereon at a rate equal to the then current prime sending rate plus two percent (2%) reported by the Wall Street Journal (or another comparable publication reasonably selected by Landlord), shall be deemed a Landlord’s Operating Expense in each calendar year, during which such cost of improvement is amortized. Landlord’s Operating Expenses shall not include Landlord’s Taxes, any costs or expenses incurred by Landlord in the construction and development of the Building including construction for tenants, including Tenant, for which Landlord is entitled to reimbursement; payments of principal, interest or other charges on mortgages; salaries of executives or principals of Landlord above the level of Property Manager (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations); costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building; advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures; interest or penalties for any late or failed payments by Landlord under any contract or agreement; costs (including, without limitation, attorneys’ fees and disbursements) in excess of reasonable insurance deductible amounts incurred in connection with any judgment, settlement or arbitration award resulting from any negligence or willful misconduct of Landlord, its agents, employees or contractors; costs of electricity, utilities or other services furnished directly to any premises of other tenants of the Building where such utility or other service is separately metered to the Premises or Tenant pays a separate charge therefor; costs incurred in connection with Landlord’s preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any tenant, or incurred in connection with disputes with prospective tenants, leasing agents, purchasers or mortgagees; costs of repairs, restoration or replacements occasioned by fire or other casualty, in excess of reasonable insurance deductible amounts, or caused by the exercise of the right of eminent domain; legal and other professional fees relating to matters which are excluded from Operating Expenses for the Building; depreciation;

amounts other than the management fee specified above paid to subsidiaries or affiliates of Landlord for services rendered to the Building to the extent such amounts exceed the competitive costs for delivery of such services were they not provided by such related parties; expenditures for new or replacement capital items other than those which are permitted above; attorneys’ fees, costs and disbursements incurred in connection with matters relating to the formation of Landlord as an entity and maintaining its continued existence as an entity; costs resulting from Landlord’s breach of this Lease or imposed upon Landlord by any governmental authority as a result of the violation of any law, statute or ordinance by Landlord or its agents or employees; rent paid by Landlord under any ground lease of the Land; costs and expenses incurred in connection with the financing or refinancing of the Building and/or the Land or the sale of the Building and/or the Land; and Landlord’s general corporate overhead, including, without limitation, the cost of Landlord’s general corporate accounting and the cost of Landlord’s income tax returns.

Prior to the Premises B Delivery Date, Tenant shall be entitled to use the glass washing facilities located in the Building and the cost of Tenant’s use of such facilities shall be billed to Tenant as Additional Rent. After the Premises B Delivery Date, such glass washing facilities shall become part of the Premises and, subject to the terms of the Lease, Tenant shall maintain exclusive use and control of such glass washing facilities.

2.6.4 “LANDLORD’S TAXES”—DEFINITION. “Landlord’s Taxes” means all taxes, assessments and similar charges assessed or imposed on the Land for the then current calendar year by any governmental authority attributable to the Building ((including personal property associated therewith). The amount of any special taxes, special assessments and agreed or governmentally imposed “in lieu of tax” or similar charges shall be included in Landlord’s Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Landlord’s Taxes include expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord’s Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. If Landlord obtains such abatement or reduction, Tenant shall be entitled to its proportionate share of such abatement or reduction. Landlord’s Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord, in addition to or in lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon Building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord’s Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.

2.7 ELECTRICITY

Landlord shall furnish to Tenant throughout the Term electricity for the operation of its business in the Premises including lighting fixtures, and 120 volt current for the operation of all office fixtures and equipment. Tenant covenants and agrees to pay, as an additional charge, the cost of such electricity, which shall be separately metered and billed to Tenant monthly.

ARTICLE III

CONSTRUCTION OF PREMISES

3.1 CONDITION OF PREMISES

The Premises are being leased in their “as-is” condition without representation or warranty by Landlord, and Landlord shall not be required to perform any work in connection with Tenant’s occupancy of the Premises, except that Landlord shall, prior to the Premises A Delivery Date, remove the free standing equipment from the cafeteria area. Landlord shall reimburse Tenant in a mutually agreed upon amount for work undertaken by Tenant to replace and restore the finish work in the connecting corridor from 610A Lincoln Street to the fire stair, pursuant to a plan prepared by Tenant and agreed to by Landlord.

3.2 LEASEHOLD IMPROVEMENTS

Tenant shall perform any work necessary to prepare the Premises for Tenant’s occupancy in accordance with all of the terms and provisions of this Lease, including Section 5.9.

3.3 ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE

With Landlord’s prior written consent, Tenant shall have the right to enter the Premises prior to the Term Commencement Date, subject to Section 5.5 and all other provisions of this Lease but without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant. Such right of entry shall be deemed a license from Landlord to Tenant, and entry thereunder shall be at the risk of Tenant.

3.4 CONCLUSIVENESS OF LANDLORD’S PERFORMANCE

By taking possession of the Premises, Tenant accepts the improvements in the condition in which they may then be subject to Section 4.1.4, and waives any right or claim against Landlord arising out of the condition of the Premises, including the improvements thereon, the appurtenances thereto, and the equipment thereof.

ARTICLE IV

LANDLORD’S COVENANTS

4.1 LANDLORD’S COVENANTS

4.1.1 BUILDING SERVICES. Landlord shall furnish services, utilities, facilities and supplies set forth in this Section 4.1.1 and in Exhibit D. Exhibit D is intended to add detail to the provisions of the main body of the Lease, and in case of conflict, the provisions of the main body of the Lease shall control. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request or Landlord may furnish the same without request if Landlord determines that Tenant’s use or occupancy of the Premises necessitates the same (for example where the condition of the Premises necessitates additional cleaning services), and, in either case, the cost of the same at reasonable rates from time to time established by Landlord shall constitute additional charges due by Tenant hereunder, payable upon billing.

4.1.1.1 WATER CHARGES. Landlord shall furnish hot and cold water for ordinary office cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may assess on Tenant reasonable charges for additional water.

4.1.1.2 ELEVATOR SERVICE. Landlord shall provide necessary elevator service utilizing all of the elevators in the Building on Mondays through Fridays excepting legal holidays, a list of which is attached as Exhibit C from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. (such hours on such days being referred to as “business days”) and have at least one elevator serving the Premises in operation available for Tenant’s non-exclusive use at all other times.

4.1.1.3 CLEANING. Landlord shall cause the common areas of the Building to be kept reasonably clean and in the condition of a first-class office building in the greater Boston “Metro West” area, and Tenant shall provide all janitorial services to the Premises and shall keep, maintain, and repair the Premises in good order. Cleaning standards shall be in accordance with Exhibit D.

4.1.1.4 HEAT AND AIR-CONDITIONING. Landlord shall, through the Building heating and air-conditioning system, furnish to and distribute in the Premises twenty-four (24) hours per day, seven (7) days per week, heat during the normal heating season and air-conditioning when air-conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Landlord shall not be required to furnish heat and air-conditioning in the Premises in excess of the capacity of the equipment presently installed in the Building. If Tenant requires additional air-conditioning for business machines, meeting rooms or other purposes, or because of occupancy or unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment and facilities will be installed and maintained by Landlord at Tenant’s sole cost, but only to the extent that the same are compatible with the Building and its mechanical systems.

4.1.1.5 ENERGY CONSERVATION. Tenant agrees to cooperate with Landlord and to abide by all non-discriminatory Building regulations which Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning so long as such regulations do not materially interfere with the Tenant’s use and occupancy of the Premises. Notwithstanding anything to the contrary in this Section 4.1.1 or otherwise in this Lease, Landlord may institute such policies, programs and measures as may be in Landlord’s reasonable judgment necessary, required or expedient for the conservation or preservation of energy or energy services, or as may be necessary to comply with applicable codes, rules, regulations or standards.

4.1.2 REPAIRS. Except as otherwise provided in this Lease, and except for repairs to items referred to below necessitated by Tenant’s act or neglect (which cost thereof shall be Tenant’s obligation under Section 5.1), Landlord shall maintain repair and replace the roofs, foundations, exterior walls, exterior windows, floor slabs, core walls, building systems and common areas and facilities in the Building as may be necessary to keep them in good condition.

4.1.3 QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of law and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.

4.1.4 BUILDING SYSTEMS. Landlord covenants that all systems in the Building, including, but not limited to, HVAC, elevator services, water and sewer, parking and all fixtures and equipment in the Premises, including, but not limited to, those used for laboratory or research and development purposes, shall be in good working order and condition as of the Delivery Date of Premises A for Premises A and as of the Delivery Date for Premises B for Premises B.

4.2 INTERRUPTION

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises or from repairs by Landlord of any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from diligent construction of improvements, making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in this Section 4.2 below, and in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages arising out of any default by Landlord or otherwise.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary interruption of Tenant’s use of the Premises by reason thereof.

The foregoing notwithstanding, if Landlord fails for any reason within Landlord’s control to provide any service to be supplied by Landlord under the Lease which is necessary for Tenant’s reasonable use of the Premises (such as HVAC, elevator service, electricity, water, or structural repairs), and Tenant is unable to use the Premises on account of such failure, Tenant shall be entitled to a proportional abatement of Annual Fixed Rent and Additional Rent based on the portion of the Premises which is not used by Tenant, unless Landlord cannot repair such services or utility systems due to force majeure or delays caused by Tenant. This abatement shall begin on the thirtieth (30th ) consecutive business day from Tenant’s written notice to Landlord of the failure. The abatement shall end when the services are restored sufficient to permit use of the Premises.

4.3. INSURANCE AND INDEMNITY

4.3.1 Property Insurance. Landlord agrees to maintain throughout the Term, with companies licensed and approved to write insurance in Massachusetts, property insurance against direct physical loss or damage to the Building on an “all risks,” agreed amount basis in an amount required by Landlord’s mortgagee (currently, the full replacement value of the Building). Landlord shall not be required to carry insurance with respect to any property which Tenant is required to insure pursuant to Section 5.5.

4.3.2 Liability Insurance. Throughout the Term, Landlord shall maintain in a responsible company or companies liability insurance against claims, demands or actions for injury, death, and property damage in amounts not less than $3,000,000 in the aggregate.

4.3.3 Indemnity. Landlord shall save Tenant and its agents and employees harmless and indemnified (and shall defend the same) against any claim, loss or cost to the extent arising out of the negligence or willful misconduct of Landlord or its agents, employees, or contractors.

4.4 HAZARDOUS MATERIALS

Landlord represents that, to the best of Landlord’s knowledge, based on the Baseline Assessment performed in connection with this Lease, the Premises and Building do not contain any friable asbestos, oil or other hazardous material, except as set forth in the Baseline Assessment, and there has not been any oil or hazardous materials released on the Land which requires remediation or removal under

Massachusetts General Laws Chapter 21E. If Landlord shall learn of any such release after the date of this Lease, Landlord shall undertake, at no cost to Tenant, or cause the responsible parties to undertake, remediation or removal actions as required by applicable law, subject in all events to Section 5.2 below.

ARTICLE V

TENANTS ADDITIONAL COVENANTS

5.1 MAINTENANCE AND REPAIR

Except for damage by fire or casualty and reasonable wear and tear, Tenant shall at all times keep the Premises clean, neat and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter. The foregoing shall include without limitation Tenant’s obligation to maintain floors and floor coverings, to paint and repair interior walls and doors, to replace and repair ceiling tiles, lights and light fixtures, drains and the like, not part of the common facilities and clean the Premises to the extent such cleaning is not to be performed by Landlord under Exhibit D.

5.2 USE, WASTE AND NUISANCE

Throughout the Term, Tenant shall use the Premises for the Permitted Uses only, and shall not use the Premises for any other purpose. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the improvement on the Land, nor permit the emission therefrom of any objectionable noise, light or odor, nor use or permit any use of the Premises which is contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents or which is liable to render necessary any alterations or additions in the Building, except as permitted pursuant to Section 5.9, nor obstruct in any manner any portion of the Building. If Tenant’s use of the Premises results in an increase in the premium for any insurance on the Building or the contents thereof, Landlord shall notify Tenant of such increase and Tenant shall pay same as additional charges. Tenant may not without Landlord’s consent install in the Premises any pay telephones, vending machines, water fountains, refrigerators, sinks or cooking equipment provided that Landlord’s consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant’s employees which are customary for office employees or laboratory use.

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the life sciences industry (which are applicable to the Building) for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant’s business, and after written notice is given to Landlord of the identity of such substances or materials as provided herein. Prior to the Premises A Rent Commencement Date, Tenant shall provide Landlord with copies of all applicable permits in connection with Tenant’s use in, on or around the Premises of hazardous substances or any other substances regulated under Federal, state or local law. On the anniversary date of each Lease Year, Tenant shall annually certify to Landlord the type and quantity of hazardous substances used in, on or around the Premises. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises, and if the requirement applies to the

Building generally, then such costs shall be included in Landlord’s Operating Expenses. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s reasonable request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided from any release of hazardous materials on the Premises occurring while Tenant is in possession of the Premises, or elsewhere if caused by Tenant or persons acting under Tenant.

5.3 RULES AND REGULATIONS

Tenant shall conform to all reasonable non-discriminatory rules and regulations now or hereafter promulgated by Landlord for the care and use of the Premises and the Building and attached hereto as Exhibit G. If there is a conflict between such rules and regulations and the Lease, the terms of the Lease shall prevail.

5.4 SAFETY APPLIANCES

Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant’s particular activities, are required by law or ordinance or any order or regulation of any public authority, shall keep the Premises equipped at all times with adequate fire extinguishers and other such equipment reasonably required by Landlord, and, subject to Section 5.10, shall make all repairs, alterations, replacements, or additions so required as a result of Tenant’s particular activities.

5.5 INDEMNIFICATION AND INSURANCE

Tenant shall save Landlord, its mortgagees, agents, employees, independent contractors, invitees, and any other parties reasonably designated by Landlord from time to time (collectively, the “Indemnitees”) harmless and indemnified (and shall defend the Indemnitees with counsel reasonably approved by the Indemnitees) against any claim, loss or cost arising in whole or in part out of any injury, loss, theft or damage to any person or property while on or in the Premises, or in transit thereto or therefrom, or out of any condition within or around the Premises, except to the extent arising from the negligence or willful misconduct of the Indemnitees, and to any person or property anywhere occasioned by any act, omission, neglect or default of Tenant or of employees, agents, independent contractors or invitees of Tenant or any person acting under Tenant. In addition to the foregoing, Landlord may make all repairs and replacements to the improvements on the Land resulting from acts or omissions of Tenant’s employees, agents, independent contractors or invitees or any other persons acting under Tenant (including damage and breakage occurring as a result of work performed by or for Tenant and when Tenant’s property is being moved into or out of the Building) and Landlord may recover all reasonable costs and expenses thereof from Tenant as additional charges. Throughout the Term (and such earlier or further time as Tenant or any person claiming through Tenant enters upon or occupies any part of the Premises whether pursuant to a license or otherwise) Tenant shall maintain in a responsible company or companies approved by Landlord, liability insurance in form satisfactory to Landlord (which may be in the form of an umbrella policy containing an agreed-upon amount endorsement specific to the Premises), written on an occurrence basis, insuring the Indemnitees and other parties designated by Landlord, and Tenant, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified in Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord). All insurance to be maintained by Tenant under this Section 5.5 shall provide that it will not be subject to cancellation, termination, or change except after at least 30 days’ prior written notice to the Indemnitees and other parties designated by Landlord. The policy or policies or a duly executed certificate or certificates for the same (together with satisfactory evidence of the payment of the premium thereon if requested by Landlord) shall be deposited with Landlord and other parties designated by Landlord at the beginning of the Term and, upon renewals of such policies, not less than 30 days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as additional charges (which shall constitute rent hereunder), the premium cost thereof upon demand. The covenants of this Section 5.5 shall survive the expiration of the Term or earlier termination of this Lease.

5.6 TENANT’S PROPERTY

All furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom shall be at the sole risk of Tenant and shall be kept insured by Tenant throughout the term at Tenant’s expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

5.7 ENTRY FOR REPAIRS AND INSPECTIONS

Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times and upon prior notice to Tenant, except in an emergency and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary or desirable, to remove at Tenant’s expense any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing (to the extent such consent is required by this Lease), and to show the Premises to prospective tenants during the eighteen months preceding expiration of the Term and to prospective purchasers and mortgagees at all times. In case of an emergency in the Premises or in the Building, Landlord or its representative may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to deal with such emergency.

5.8 ASSIGNMENT, SUBLETTING

Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (all or any of the foregoing actions are referred to as “Transfers” and all or any of assignees, subtenants, licensees, and other such parties are referred to as “Transferees”) without obtaining, on each occasion, the prior consent of the Landlord, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 5.8, this Lease may be assigned, or the Premises may be sublet, in whole or in part, after prior notice to Landlord but without consent of the Landlord and without any termination right of the Landlord being applicable thereto, (i) to any corporation or other entity into or with which Tenant may be merged or consolidated or to any corporation or entity to which all or substantially all of the Tenant’s assets or capital stock will be transferred, or (ii) to any corporation which is an affiliate, subsidiary, parent or successor of Tenant, provided in all such cases the surviving corporation or entity shall provide reasonable evidence that it has a creditworthiness at least equal to the greater of (i) the net worth of Tenant as of the date of such corporate transaction, and (ii) as of the date of this Lease and shall agree in writing with the Landlord to be bound by all of the terms and conditions of this Lease (all of the foregoing being referred to as a “Permitted Transfer”). Unless Landlord’s consent specifically provides otherwise with respect to a particular proposed Transferee, Tenant shall not offer to make or enter into negotiations with respect to a Transfer to any of the following: (i) a tenant in the Hobbs Brook Office Park; (ii) any party with whom Landlord or any affiliate of Landlord is then negotiating with respect to space in the Hobbs Brook Office Park; or (iii) any party which would be of such type, character or condition as to be inappropriate, in Landlord’s judgment, as a tenant for a first class office building. Notwithstanding the foregoing, Tenant may, without Landlord’s consent, offer to make or make a Transfer of a portion of the Premises to Transform Pharmaceuticals, Inc. and/or Alterex, Inc., current tenants of the Building. Tenant’s request for consent to a Transfer shall include a copy of the proposed Transfer instrument, if available, or else a statement of the proposed Transfer in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed Transferee. Any Transfer, except Permitted Transfers, made without Landlord’s consent shall be void. Landlord shall have the option (but not the obligation) to terminate the Lease with respect to a Transfer of the entire Premises which Tenant proposes effective upon the date of the proposed Transfer and continuing for the proposed term thereof by giving Tenant notice of such termination within 60 days after Landlord’s receipt of Tenant’s request. Tenant, however, shall have the right to withdraw such request if Landlord gives Tenant notice of its right to recapture the Premises. If Tenant does make a Transfer hereunder, and, in the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Fixed Rent, Additional Rent, and all other payments then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises (such excess being hereinafter referred to as “Sublease Profits”), Tenant shall promptly pay fifty percent (50%) of said Sublease Profits to Landlord as and when received by Tenant after deduction of Tenant’s Sublease Costs (as hereinafter defined). The term “Sublease Costs” shall mean and refer to Tenant’s reasonable legal, brokerage and construction costs and expenses incurred in good faith in view of the size and expected term of any applicable sublease or assignment and the then unamortized costs of any build-out work incurred by Tenant to prepare the Premises for Tenant’s initial occupancy of the Premises. Sublease Costs shall be amortized on a straight line basis over the term of the applicable sublease or assignment. If the amount of rent and other charges payable under a Transfer is not readily ascertainable, such amount may, at Landlord’s option, be deemed to equal the fair market rent then obtainable for the space in question. Such fair market rent is to be determined pursuant to the arbitration provision as set forth in Section 7.3.

        Tenant shall pay to Landlord, as an additional charge, Landlord’s reasonable legal fees and other expenses incurred in connection with any proposed Transfer, including fees for review of documents and investigations of proposed Transferees not to exceed $1,000.00 per Transfer. Notwithstanding any such Transfer, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

If Tenant enters into any Transfer with respect to the Premises (or any part thereof), Landlord may, at any time and from time to time, require that such Transferee agree directly with Landlord to be liable, jointly and severally with Tenant, to the extent of the obligation undertaken by or attributable to such Transferee, for the performance of Tenant’s agreements under this Lease (including payment of rent and other charges under the Transfer), and every Transfer shall so provide, without relieving or modifying Tenant’s liability hereunder. Landlord may collect rent and other charges from the Transferee and apply the net amount collected to the rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of Section 5.8, or the acceptance of the Transferee, as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant’s covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer.

5.9 ALTERATIONS

Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord and only in accordance with complete construction documents approved in advance by Landlord. Notwithstanding the foregoing, after notice to Landlord but without any requirement for Landlord’s consent (except in connection with approval of Tenant’s contractors), Tenant may perform cosmetic alterations in the Premises which do not affect the Building’s structure or base building systems and costs no more than fifty thousand dollars ($50,000.00) in the aggregate for a single project. All such alterations, additions and improvements shall be done only by contractors approved in advance by Landlord. Tenant shall obtain all necessary permits before undertaking any such alterations, additions or improvements and shall carry such insurance and obtain such payment, performance and lien bonds as Landlord shall reasonably require. Any alterations, additions and improvements to the Premises, except movable furniture and trade fixtures, shall belong to Landlord upon the expiration or early termination of the Lease. All alterations, additions and improvements to the Premises shall be at Tenant’s sole cost. If any mechanic’s lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Building which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to Landlord and shall discharge the same by payment or filing any necessary bond within 10 days after Tenant has notice (from any source) of such lien. Landlord’s approval of the construction documents shall signify Landlord’s consent to the work shown thereon only and Tenant shall be solely responsible for any errors or omissions contained therein. Landlord’s consents and approvals under this Section 5.9 shall not be unreasonably withheld or delayed.

5.10 SURRENDER

At the expiration of the Term or earlier termination of this Lease, without the requirement of any notice, Tenant shall peaceably surrender the Premises including all improvements thereto and all replacements thereof, including carpeting, any water or electricity meters, supplementary electrical and HVAC equipment, and all fixtures and partitions, in any way bolted or otherwise attached to the Premises (which shall become the property of Landlord) except such items as Landlord shall direct Tenant to remove, the Premises and improvements to be in the condition in which the same are required to be maintained under Section 5.1. Prior to the surrender of the Premises, Tenant shall perform a final assessment similar in scope to the Baseline Assessment performed pursuant to Section 2.4 (“Final Assessment”). If the Final Assessment reveals any Hazardous Materials not required by law to be removed or abated (for example, because the amount, type or level of Hazardous Materials falls below regulation under law), at surrender, Tenant shall not be required to remove such Hazardous Materials, provided, that such amount, type or levels of Hazardous Materials has not changed since the date of the Baseline Assessment, and if the amount or levels of Hazardous Materials outlined in the Baseline Assessment has increased since the Baseline Assessment, Tenant shall cause the clean-up and removal of such Hazardous Materials to those levels set forth in the Baseline Assessment. Tenant shall, at the time of surrender, remove only those improvements, goods, effects and fixtures (including cabling) which (i) Landlord directs Tenant to remove as provided in this Section 5.10 at the time Tenant installs such improvements, goods, effects and fixtures, provided that Landlord has received notice and information with respect to such installation and (ii) such improvements listed on Exhibit H (Tenant’s Personal Property). Tenant shall make any repairs to the Premises and other areas necessitated by such removal and leave the Premises clean and tenantable. Should Tenant fail to remove any of such goods, effects, and fixtures, Landlord may have them removed forcibly, if necessary, and store any of Tenant’s property in a public warehouse at the risk of Tenant. If such items are not removed from storage within thirty (30) days, such items may be sold by any customary methods in order to pay storage costs and other expenses of Landlord. The expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Tenant or reimbursed by Tenant to Landlord.

5.11 PERSONAL PROPERTY TAXES

Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon Tenant’s personal property in the Premises, no matter to whom assessed (including, without limitation, fixtures and equipment).

ARTICLE VI

CASUALTY AND TAKING

6.1 DAMAGE BY FIRE OR CASUALTY

If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be repaired such damage. All such repairs made necessary by any act or omission of Tenant shall be made at the Tenant’s expense to the extent that the cost of such repairs are less than the deductible amount in Landlord’s insurance policy. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Annual Fixed Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty. Tenant hereby covenants and agrees to cooperate fully with adjustment, collection, and recovery of insurance proceeds, which obligation shall survive termination of this Lease, and further provided that Tenant shall indemnify the Indemnified Parties from any and all loss, cost, damage or expense arising from Tenant’s action or inaction in connection with Tenant’s failure to cooperate with such adjustment, collection, and recovery of insurance proceeds, and if Tenant fails to cooperate with such adjustment, collection, and recovery of insurance proceeds, there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds despite the exercise of all reasonable efforts by Landlord, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

Within 30 days after the occurrence of a casualty, Landlord shall provide Tenant with Landlord’s architect’s good faith estimate of the time to complete such repairs and if such estimate (which shall be non-binding) shall be more than 180 days from the date of the casualty, then Tenant may terminate this Lease by notice given to Landlord within 30 days after Tenant’s receipt of Landlord’s architect’s estimate.

If Landlord fails to commence repairs as soon as is reasonably practicable after such damage, and such failure is not due to causes beyond the control of Landlord, and in any event if Landlord does not commence repairs within sixty (60) days after the casualty, Tenant may elect to terminate this Lease by notice to Landlord. If Landlord, having commenced such repair, has not completed the repair of such damage by the later of (i) 180 days from the occurrence of such damage, or (ii) the date given in any Landlord’s architect’s repair period estimate under the prior paragraph (the later of such dates is referred to below as the “Outside Restoration Date”), Tenant may elect to terminate this Lease by notice to Landlord within twenty (20) days after the Outside Restoration Date, the termination to be effective not less than thirty (30) days after the date on which such termination notice is received by Landlord. The Outside Restoration Date shall be extended for up to ninety (90) days on account of delays beyond the reasonable control of Landlord as described in the next sentence. Delays beyond Landlord’s reasonable control shall mean delays in the making of repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds despite the exercise of all reasonable efforts by Landlord, and other causes beyond the reasonable control of Landlord. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing the damage, however if the delays continue more than 90 days beyond the initial Outside Restoration Date, Tenant may elect to terminate this Lease in the manner provided above.

        If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) at any time the Building (or any portion thereof, whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a portion thereof) shall in Landlord’s judgment be required, or (iii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee regarding such situation not to exceed one hundred twenty (120) days, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Annual Fixed Rent and additional charges for Operating Expenses shall be apportioned as of such date.

6.2 CONDEMNATION—EMINENT DOMAIN

In case during the Term all or any substantial part of the Premises or the Building are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord’s election, which may be made (notwithstanding that Landlord’s entire interest may have been divested) by notice given to Tenant within 90 days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than 15 nor more than 30 days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.12), into proper condition for use and occupation and a just proportion of the Annual Fixed Rent and additional charges for Operating Expenses according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and additional charges for Landlord’s Operating Expenses shall be abated for the remainder of the Term.

If the entire Premises or the portions of the Building required for reasonable access to, or the reasonable use of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of: (i) the date title vests; or (ii) the date Tenant is dispossessed by the condemning authority.

If the taking of a part of the Premises materially interferes with Tenant’s ability to continue its business operations then Tenant may end this Lease on the earlier of: (i) the date when title vests; (ii) the date Tenant is dispossessed by the condemning authority; or (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur. If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Annual Fixed Rent shall abate in proportion to the part of the Premises taken.

6.3 EMINENT DOMAIN AWARD

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, the Building or the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Tenant shall be entitled to claim and retain amounts which may be awarded to Tenant (specifically so designated by the court or authority having jurisdiction over the matter) in any condemnation proceedings due to the taking of its trade fixtures, leasehold improvements, loss of its leasehold estate, relocation expenses, goodwill and such business loss as Tenant shall separately and specifically establish. Landlord agrees that it shall not discriminate against Tenant in the exercise of any right to terminate this Lease in the event of a condemnation or eminent domain taking.

ARTICLE VII

DEFAULT

7.1 TERMINATION FOR DEFAULT OR INSOLVENCY

This Lease is upon the condition that (1) if Tenant shall fail to perform or observe any of Tenant’s covenants, and if such failure shall continue, (a) in the case of rent or payment of additional charges or any sum due Landlord hereunder, for more than ten (10) days after such payment is due, or (b) in any other case, after notice, for more than thirty (30) days (provided that if correction of any such matter reasonably requires longer than 30 days and Tenant so notifies Landlord within 20 days after

Landlord’s notice is given together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if cure is begun within such 30-day period and such delay does not cause increased risk of damage to person or property), or (2) if three or more notices under clause (1) hereof are given in any twelve month period (failure to pay rent or any other sum for more than 3 days after the particular due date shall have the same effect under this clause (2) as such a notice); (3) if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant’s property for the benefit of creditors; or (4) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant under any bankruptcy law or is filed against Tenant and not dismissed within 90 days from the date upon which it is filed, then, and in any of said cases, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven days notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Landlord and Tenant waive trial by jury in any action to which they are parties. Tenant further agrees that it shall not interpose any non-compulsory counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of rent.

7.2 REIMBURSEMENT OF LANDLORD’S EXPENSES

In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all reasonable expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including attorneys’ fees, costs of litigation and the like); all reasonable expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, and the like); all of Landlord’s then unamortized costs of special inducements provided to Tenant (including without limitation rent holidays, rent waivers, above building standard leasehold improvements, and the like) and all Landlord’s other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

7.3 DAMAGES

In the event of the termination of this Lease by Landlord, Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Term or the Extension Term, as the case may be, minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term or the Extension Term, as the case may be; (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises; (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year’s additional charges under Section 2.6 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of major office buildings in the Greater Boston area and shall not have a prior relationship with either party. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. Should Landlord fail to make the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and additional charges which would have been payable under Section 2.6 to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 7.2 which have not been reimbursed by Tenant thereunder).

7.4 MITIGATION

Any obligation under this Lease or otherwise imposed by law upon Landlord to relet the Premises shall be subject to the right of Landlord (and its affiliates) to lease other available space in Hobbs Brook Office Park and to the reasonable requirements of Landlord to lease to high quality tenants and to lease the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

7.5 CLAIMS IN BANKRUPTCY

Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

7.6 INTEREST ON UNPAID AMOUNTS

If any payment of Annual Fixed Rent, additional charges, or other payment due from Tenant to Landlord is not paid when due, then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord interest on such unpaid amount equal to 1.5% of the amount in question for each month and for each part thereof during which said delinquency continues; provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law.

ARTICLE VIII

MISCELLANEOUS

8.1 HOLDOVER

If Tenant remains in the Premises after the termination or expiration of the Term, such holding over shall be as a tenant at will or tenant by the month (requiring 30 days notice of termination by either party to the other) at a monthly fixed rent equal to 1.5 times the Annual Fixed Rent due hereunder for the last month of the Term for the first sixty (60) days and thereafter two times the Annual Fixed Rent, and otherwise subject to all the covenants and conditions (including obligations to pay additional charges under Section 2.6) of this Lease as though it had originally been a monthly tenancy. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof by any legal process in force in The Commonwealth of Massachusetts.

Notwithstanding the establishment of any holdover tenancy following the expiration or earlier termination of the Term, if Tenant fails promptly to vacate the Premises at the expiration or earlier termination of the Term, Tenant shall save Landlord harmless and indemnified against any claim, loss, cost or expense (including reasonable attorneys’ fees) arising out of Tenant’s failure promptly to vacate the Premises (or any portion thereof).

8.2 ESTOPPEL CERTIFICATES

At Landlord’s request, from time to time, Tenant agrees to execute and deliver to Landlord, within ten (10) business days after such request, a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which Landlord or a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may from time to time reasonably request. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner constitute requirements of Landlord’s financing and/or property dispositions. Without limitation of the foregoing, Tenant agrees to execute a document in the form of Exhibit E, or whatever other reasonable instruments may be required by the first mortgagee or junior mortgagee to acknowledge such tenancy in a recordable form, within ten (10) business days after Landlord’s request, correcting as appropriate any representations which are not then correct.

8.3 NOTICE

Any notice, approval, consent and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be effective only if given in writing and shall be deemed duly served if and when hand delivered or if and when mailed prepaid certified mail or by a nationally recognized overnight carrier, (in any case, whether or not accepted for delivery). Communications to Tenant shall be addressed to Tenant’s Authorized Representative at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises, with a copy to: Thomas G. Schnorr, Esq., Palmer & Dodge LLP; address prior to November 1, 2001, One Beacon Street, Boston, MA 02108; address after November 1, 2001, 111 Huntington Avenue, Boston, MA 02199. Communications to Landlord shall be addressed to the Address of Landlord set forth in Section 1.1. Either party may from time to time designate other addresses within the continental United States by notice to the other.

8.4 LANDLORD’S RIGHT TO CURE

At any time and with notice to Tenant (except in an emergency), Landlord may, but need not, cure any failure by Tenant to perform its obligations under this Lease. Whenever Landlord chooses to do so, Tenant shall pay all costs and reasonable expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys’ fees together with an administrative charge equal to 15% of such costs and expenses (or such higher percentage as may then be customary with respect to first-class office buildings in the Greater Boston area) and interest as provided in Section 7.6.

8.5 SUCCESSORS AND ASSIGNS

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such Transferees of Tenant as are permitted hereunder. The term “Landlord” means the original Landlord named herein, its successors and assigns. The term “Tenant” means the original Tenant named herein and its permitted successors and assigns.

8.6 BROKERAGE

Landlord and Tenant each warrant to the other that it has had no dealings with any broker or agent in connection with this Lease or any other space in the Hobbs Brook Office Park except for any brokers designated in Section 1.1. Landlord and Tenant hereby covenant to pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in Section 1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to any broker designated in Section 1.1.

8.7 WAIVER

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.3, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Fixed Rent or additional charges with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8 ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and additional charges then due shall be deemed to be other than on account of the earliest installment of such rent and charges due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

8.9 REMEDIES CUMULATIVE

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants or conditions of this Lease or to a decree compelling specific performance of any such covenants or conditions.

8.10 PARTIAL INVALIDITY

If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.11 WAIVERS OF SUBROGATION

Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.12 ENTIRE AGREEMENT

This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto.

8.13 NO AGREEMENT UNTIL SIGNED

The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

8.14 TENANT’S AUTHORIZED REPRESENTATIVE

Tenant designates the person named from time to time as Tenant’s Authorized Representative to take all acts of Tenant hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant’s Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant’s Authorized Representative or by Tenant’s president.

8.15 NOTICE OF LEASE

Landlord and Tenant agree not to record this Lease. If appropriate, both parties will, within ten (10) days after the request of either, execute, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording.

8.16 TENANT AS BUSINESS ENTITY

If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent in their individual capacities that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in material compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (v) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warranty and representation shall at Landlord’s election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

8.17 RELOCATION Intentionally omitted

8.18 LETTER OF CREDIT SECURITY DEPOSIT

Within ten (10) business days after the date of this Lease but in any event prior to occupancy of any portion of the Premises, Tenant shall pay to Landlord as a security deposit for the performance of the obligations of Tenant hereunder the amount of $3,000,000.00 (the “Initial Letter of Credit Security Deposit”) in the form of a letter of credit in accordance with the provisions of this Section 8.18.

(a) Tenant shall deliver to Landlord the Initial Letter of Credit Security Deposit containing all of the following terms and satisfying all of the following conditions (which terms and conditions are hereinafter referred to as the “Letter of Credit Terms and Conditions”): (i) the letter of credit shall be irrevocable, (ii) the letter of credit shall only require the presentation to the issuer of a duly authorized certificate of the holder of the letter of credit stating that a default has occurred under this Lease, that all applicable notice and cure periods have expired without cure, and stating the amount of the default and requested draw, (iii) the letter of credit shall be payable to Landlord or its successors in interest as the Landlord under this Lease and shall be freely transferable without cost to Landlord, to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) the letter of credit shall be in the amount required under this Section 8.18, (v) the letter of credit shall be for a term of not less than 12 months, (vi) the letter of credit shall be in form and substance reasonably acceptable to Landlord, and (vii) the letter of credit shall be drawn on a commercial bank or savings and loan association which is reasonably acceptable to Landlord and is doing business in a major northeastern United States city (Initial Letter of Credit Security Deposit and every renewal thereof and every new letter of credit in replacement or substitution thereof, are hereinafter referred to as the “Letter of Credit Security Deposit”).

Not less than thirty (30) days before the expiration of the Initial Letter of Credit Security Deposit and every renewal thereof, Tenant shall deliver to Landlord a renewal of the Letter of Credit Security Deposit or new Letter of Credit Security Deposit, in either case, except as otherwise expressly provided herein, containing and satisfying the Letter of Credit Terms and Conditions. Notwithstanding the foregoing, the Letter of Credit Security Deposit to be delivered by Tenant for the final period of 12 or fewer months before the expiration of the Term of this Lease shall be for a term ending not sooner than 30 days after the expiration of the Term of this Lease.

Landlord shall be entitled to draw upon the Letter of Credit Security Deposit (i) for the full amount of the then applicable Letter of Credit Security Deposit, if, not less than 30 days before the expiration of the term of the then current Letter of Credit Security Deposit, Tenant has not delivered to Landlord a new Letter of Credit Security Deposit, or renewals thereof, as required under this Section 8.18 and/or (ii) for the full amount of any amount then due under the Lease, including without limitation damages provided for under Section 7.3 of the Lease. If all or any part of the Letter of Credit Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall within ten (10) days of written demand by Landlord restore the Letter of Credit. Security Deposit to its original amount (except for pro-rata reductions as hereinafter set forth).

In the event that Tenant is the subject of a voluntary or involuntary petition (not dismissed within ninety (90) days) in bankruptcy under Title 11 of the United States Code or any other bankruptcy, insolvency, reorganization, moratorium, or similar state or federal laws affecting the rights of creditors (the “Insolvency Laws”), the Landlord shall have the right, subject to the Insolvency Laws, before and after the filing of any bankruptcy petition or any other petition for relief from creditors, to draw down the full amount of the Letter of Credit Security Deposit, and the entire amount of the Letter of Credit Security Deposit shall be applied first against the Landlord’s pre-petition claim (including, without limitation, damages for the rejection of the Lease), and second, any balance of the Letter of Credit Security Deposit remaining after payment in full of said pre-petition claim shall be held as security for payment and performance of the Tenant’s post-petition covenants and obligations to Landlord. Without derogating from Landlord’s right to so draw down and immediately take the full amount of the Letter of Credit Security Deposit, only if (i) any involuntary petition filed against Tenant under any of the Insolvency Laws is dismissed within 90 days after such involuntary petition is first filed, and (ii) upon the dismissal of such involuntary petition there exists no breach of any covenant or obligation of Tenant hereunder through the time when Tenant restores the Letter of Credit Security Deposit pursuant to the following clause (iii), and (iii) Tenant restores the then-required full amount of the security deposit (either in cash or a new Letter of Credit Security Deposit) required hereunder (which security deposit shall comply in all respects with the requirements of this Section 8.18 therefor), then, simultaneously with such restoration of the security deposit required hereunder, Landlord shall return to Tenant, within ninety (90) days thereafter all or any portion of the amount drawn down from the Letter of Credit Security Deposit as a result of the filing of such involuntary petition against Tenant, which Landlord has not used to cure any other default of this Lease.

(b) Tenant shall not have the right to call upon Landlord to apply all or any part of the security deposit to cure any default (beyond applicable notice and cure) or to fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord.

(c) Upon any conveyance by Landlord of its interest under this Lease, the security deposit then held by Landlord shall be delivered by Landlord to Landlord’s grantee or transferee. Upon any such delivery and the written acknowledgment by such grantee or transferee of its receipt and that it shall continue to hold such security deposit as required by the terms and provisions of this Lease, Tenant hereby releases Landlord herein named (and each subsequent transferor) of any and all liability with respect to the security deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee so long as Tenant receives a copy of such acknowledgment.

(d) In the event Tenant leases additional space from Landlord during the Lease Term (in addition to the Premises defined in Section 1.1 hereof), the security deposit shall be increased to reflect an amount equal to the cost of the Tenant Improvement Allowance for such additional space or in the event the additional space is taken as-is, the security deposits for such additional space shall be in an amount equal to the increase in one-month’s payment of Annual Fixed Rent.

(e) So long as Tenant is not then in default of any of its obligations under this Lease, and no event has occurred or condition exists which with notice and the passage of time would constitute such a default, Tenant shall be permitted to reduce the amount of the Initial Letter of Credit Security Deposit on each anniversary of the Premises A Rent Commencement Date by a percentage equal to one divided by the number of years then remaining in the Term (initially ten (10) years, as it may be extended) but determined without regard to any then-unexercised extension option. For example, as of the second anniversary of the Premises A Rent Commencement Date, the Initial Letter of Credit Security Deposit may be reduced as of that date by 12.5% of the then current amount (one divided by 8 years) and by an additional 14.28% of the then current amount on the third anniversary of the Term Commencement Date (one divided by 7 years), and so on.

(f) Tenant shall have the right to convert the Letter of Credit Security Deposit into a cash security deposit. Said cash security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit. If Tenant shall default (including applicable notice and cure periods), Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure the default, and Tenant shall be obliged to reinstate such cash security deposit to the then currently-required amount (as reduced according to the applicable schedule in (e) above) thereof upon written demand. Upon a reduction of the cash security deposit upon the terms and conditions in (e) above, Landlord shall pay Tenant, the amount of such reduction within thirty (30) days. Within thirty (30) days after the expiration or sooner termination of the Term, the cash security deposit or the letter of credit security deposit, as the case may be, to the extent not applied, shall be returned to the Tenant, without interest.

8.19 MISCELLANEOUS PROVISIONS

This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases “persons acting under Tenant” or “persons claiming under Tenant” or similar phrases are used, the persons included shall be all employees, agents, independent contractors and invitees of Tenant or of any Transferee of Tenant. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension option, expansion option or other right or option, the exercise of such right or option (and notice thereof) must be unconditional to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence. This Lease may be amended only by a writing signed by all of the parties hereto.

8.20 SIGNAGE AND BUILDING NAME

Tenant shall have the right to install its logo on the monument sign of the Building, to be listed with the other tenants of the Building, at its sole cost and expense. At Tenant’s initial occupancy, Landlord shall provide Tenant with standard building directory and lobby signage. Tenant shall have the non-exclusive right to install additional interior signage in the Building consistent with the signage permitted other office tenants of the Building. All signage shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed, and in compliance with all governmental laws.

ARTICLE IX

LANDLORD’S LIABILITY AND ASSIGNMENT FOR FINANCING

9.1 LANDLORD’S LIABILITY

Tenant agrees from time to time to look only to Landlord’s interest in the Land and Building for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Land and Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the Land and Building of each of Landlord’s transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any partners (or trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord’s or such successor’s interest described above.

In no event shall Landlord ever be liable for any indirect or consequential damages.

9.2 ASSIGNMENT OF RENTS

If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the “Financing Party”), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

(i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

(ii) Except as provided in (i) above and (iii) below, the Financing Party shall be treated as having assumed Landlord’s obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) and the taking of possession of the Premises from and after foreclosure and, with respect to obligations regarding return of the security deposit, only upon receipt of the funds constituting such security deposit;

(iii) Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) and taking of possession, and defaults which are continuing as of such date, as aforesaid;

(iv) In the event Tenant alleges that Landlord is in default under any of Landlord’s obligations under this Lease, Tenant agrees to give the holder of any mortgage, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have sixty (60) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such sixty-day period, then such holder shall have such additional time as may be necessary to cure such default, if within such sixty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

In all events, any liability of a Financing Party shall be limited to the interest of such Financing Party in the Land and Building, and in no event shall a Financing Party ever be liable for any indirect or consequential damages.

Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be reasonably requested in confirmation of the foregoing.

Without limiting the generality of the foregoing, Tenant acknowledges that Landlord’s interest in this Lease has been assigned to Principal Mutual Life Insurance Company (“Principal”) pursuant to an Assignment of Leases and Rents dated November 25, 1996 (“Lease Assignment”) and recorded with the Middlesex South Registry of Deeds as Instrument Number 737 on November 25, 1996. Until the Lease Assignment is discharged of record, Tenant shall, upon notice by Principal, make payments under this Lease as directed by Principal. Unless and until such notice is given by Principal, all payments shall be made as set forth in Section 2.5.

ARTICLE X

SUBORDINATION AND NON-DISTURBANCE

This Lease shall be subject and subordinate to any first mortgage and to any junior mortgage that has been approved by the first mortgagee that may now be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages and to the interest thereon, and all renewals, extensions and consolidations thereof. Any mortgagee may elect to give this Lease priority to its mortgage, except that the Lease shall not have priority to (i) the prior right, claim and lien of such mortgagees in, to and upon any insurance proceeds and the disposition thereof under the mortgage; (ii) the prior right, claim and lien of such mortgagees in, to and upon any award or compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Premises, and to the right of disposition thereof under the mortgage; and (iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the mortgages and the execution of this Lease, or any lien or judgment which may arise any time under the terms of this Lease. In the event of such election and upon notification by such mortgagee, this Lease shall be deemed prior in lien to the said mortgage. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver a Non-disturbance, and Attornment Agreement (an “SNDA”) substantially in the form attached hereto as Exhibit F. With respect to any future mortgagee, Tenant shall agree to subordinate this Lease upon the execution of an SNDA reasonably mutually agreeable to the parties, in recordable form, and containing substantially the same terms and provisions as those set forth in Exhibit J hereto. Landlord shall use diligent efforts to obtain a non-disturbance agreement from its current mortgagee prior to Tenant’s occupancy of the Premises, and all future mortgagees and ground lessors, if any.

ARTICLE XI

PARKING

11.1 GENERAL

Landlord agrees to provide an automobile parking area during the term of this Lease for the benefit and use of the customers and employees of Tenant, and other tenants and occupants of the Building. Tenant shall have the right to use, in common with others, parking spaces on a non-exclusive basis in the automobile parking area throughout the Term of this Lease. Wherever the words “automobile parking area” are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks, landscaped areas, pedestrian passageways in conjunction (herewith and other areas designated for parking. Landlord shall keep the automobile parking area neat, clean and in good repair, properly lighted, paved and landscaped and Landlord shall be responsible for plowing and removing snow and ice in the automobile parking area. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers or employees or from loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents, servants and employees. Landlord shall have the right to establish and enforce against all users of the automobile parking area, such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of the automobile parking area, including the hours during which the automobile parking area shall be open for use.

Landlord may establish for the automobile parking area, a system or systems of charged validation or other operation including, but not limited to, a system of charges against nonvalidated parking checks of users. Tenant shall comply with such system, and all rules and regulations established by Landlord in conjunction with such system, and shall cause its customers and employees to comply therewith; provided, however, that such system and such rules and regulations shall apply equally and without discrimination to all persons entitled to the use of the automobile parking area, and provided that at all times Tenant and its agents, servants, employees, licensees, invitees and guests shall be entitled to park in the automobile parking area free of any charge or fee.

Landlord shall at all times during the term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the term hereof exclude and restrain any person from use thereof; excepting, however, Tenant and its employees, bona fide customers, patrons and service suppliers of Tenant and other tenants of Landlord who make use of said area in accordance with any non-discriminatory rules and regulations established by Landlord from time to time with respect thereto. Landlord shall also have the right to designate certain automobile parking areas as being for the exclusive use of one or more of the Tenants of Landlord, provided, however, that Landlord shall not offer on an exclusive basis any parking spaces immediately adjacent to the Building. The rights of Tenant referred to in this Article shall at all times be subject to the rights of Landlord and the other tenants of Landlord to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations and to permit the use of any of said area only for normal parking and ingress and egress by said customers, patrons and service suppliers to and from the Building.

Landlord shall at all times have the right and privilege of determining the nature and extent of the automobile parking area, whether the same shall be surface, underground or other structure, and of making such changes therein from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the automobile parking area.

11.2 EMPLOYEE PARKING

It is understood and agreed that the employees of Tenant and the other tenants of Landlord within the Building shall not be permitted to park their automobiles in the portions of the automobile parking area which may from time to time be designated for patrons of the Building and that Landlord shall at all times have the right to establish nondiscriminatory rules and regulations for employee parking.

11.3 PATRON PARKING

Landlord agrees to provide within the automobile parking area parking spaces for the patrons of Tenant and other tenants in the Building in sufficient number as from time to time Landlord shall deem appropriate.

11.4 OTHER PARKING USERS

Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize said automobile parking area.

Executed to take effect as a sealed instrument.

LANDLORD:

610 Lincoln LLC

By:	/s/ DONALD G. OLDMIXON
Donald G. Oldmixon Manager

TENANT:

GPC Biotech Inc.

By:	/s/ BERND R. SEIZINGER
Name: Bernd R. Seizinger Title: President/Vice-President

By:	/s/ BERND R. SEIZINGER
Name: Bernd R. Seizinger Title: Treasurer/Assistant Treasurer

EXHIBIT A

Plan of Premises

EXHIBIT A-1

Premises A

A-1

EXHIBIT A-1

Premises A

A-1

EXHIBIT A-2

Premises B

A-2

EXHIBIT A-2

Premises B

A-2

EXHIBIT B

[Intentionally Omitted.]

EXHIBIT C

Legal Holidays

Hobbs Brook Office Park—Year 2001

New Year’s Day

President’s Day

Patriot’s Day

Memorial Day

July 4th

Labor Day

Thanksgiving

Day after Thanksgiving

Christmas Day

EXHIBIT D

Cleaning Specifications

DAILY:

1.	Sweep, dry mop, or vacuum all floor areas of resilient wood or carpet, remove any gum and tar matter which has adhered to the floor.

2.	Clean all stairwells and stairs as required by type.

3.	Damp mop all non-resilient floors such as: concrete, terrazzo and ceramic tile.

4.	Vacuum and spot clean all carpet areas.

5.	Empty and damp wipe all ashtrays and waste baskets and remove all trash. Replace plastic liners as needed.

6.	All glass entrance doors and interior glass doors and hardware are to be cleaned on both sides.

7.	Dust all horizontal surfaces with treated dust cloth or feather duster, including furniture, files, equipment, blinds, oak trim, convector covers and louvers that can be reached without a ladder.

8.	Brush all fabric covered chairs with a lint brush as needed.

9.	Damp wipe all telephones, including dials and crevices as needed.

10.	Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

11.	Wash water fountains, chalkboards, cafeteria tables and chairs.

12.	Clean and vacuum freight and passenger elevator cabs and landing doors including elevator door tracts.

RESTROOMS:

13.	Refill all soap, toilet, sanitary napkin and towel dispensers. Replace plastic liners and waxed bags in sanitary disposal units.

14.	Damp mop floors and wash baseboards using detergent disinfectant.

15.	Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors. Spot clean light switches, doors and walls.

16.	Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

WEEKLY:

1.	Spot clean carpet stains.

2.	Wash glass in display windows, building directory, entrance doors and frames and show windows, both sides.

3.	Spot wash interior partition glass and door glass to remove smudge marks.

MONTHLY:

1.	Scrub and recondition resilient floor areas using buffable non-slip type floor finish (product to be approved by building management).

2.	Dust all ceiling and wall air supply and exhaust diffusers or grills.

3.	Wash all interior glass, both sides.

QUARTERLY:

1.	High dust all horizontal and vertical surfaces not reached in nightly cleaning such as: pipes, light fixtures, door frames, picture frames and other wall hangings.

2.	Vacuum/dust all open book shelves.

3.	Wash and polish vertical terrazzo or marble surfaces.

4.	Damp wash diffusers, vents, grills and other such items, including surrounding wall or ceiling areas that are soiled.

SEMI-ANNUALLY:

1.	Vacuum drapes, blinds, cornices and wall hangings.

2.	Dust all storage areas, including shelves and contents such as: supply and stock closets and damp mop floor areas.

3.	Strip and refinish all resilient floor areas using buffable non-slip floor finish (product will be approved by building management).

ANNUALLY:

1.	Wash light fixtures, including reflectors, globes, diffusers and trim.

2.	Wash walls in corridors, lounges, classrooms, demonstration areas, cafeterias and washrooms.

3.	Clean all vertical surfaces not attended to in nightly, weekly, quarterly or semi-annual cleaning.

EXHIBIT E

Lessee’s Estoppel

D-751267

To:	Principal Life Insurance Company, an Iowa corporation, its successors and assigns (“Lender”)
c/o Principal Capital Management, LLC
711 High Street
Des Moines, Iowa 50392-1450
ATTN: Commercial Real Estate

Re:	Lease (the “Lease”) dated , 2000 between
as landlord (“Lessor”) and
as tenant (“Lessee”) of certain real
property in the Country of Middlesex, State of Massachusetts, having a street address of
(the “Property”).

Lessee hereby certifies the following representations with respect to the Lease are accurate and complete as of the date hereof with the understanding that Lender will rely upon the representations in connection with [a loan to Lessor (the “Loan”) and accepting an assignment of the Lessor’s interest in the Lease as additional security for making the Loan] [Lender’s review of a Subordination, Non-disturbance and Attornment Agreement]:

1. The following are the pertinent terms of the Lease:

a. Current monthly payment of Annual

Fixed Rent: ____________________

b. Term Commencement Date:                     ____________________

c. Termination Expiration Date:                   ____________________

2. Lessee has accepted the Property and taken possession thereof without any existing condition or qualification. Both Lessor and Lessee have completed and complied with all required conditions precedent to such acceptance and possession.

3. The monthly rent due is continuing and is not past due or delinquent in any respect. Lessee has not prepaid any of the rents under the Lease more than one (1) month in advance. As of the date hereof, Lessee has no defense as to its obligations under the Lease and asserts no set-off, claim or counterclaim against Lessor.

4. Neither Lessee nor Lessor is in default under the Lease. The Lease is in full force and effect and has not been supplemented or amended, nor has any portion of the Property leased by Lessee been sublet, except:                                                              .

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of this          day of                     , 2001.

Lessee:

By
Name:
Title:

By
Name:
Title:

EXHIBIT F

Non-disturbance, and Attornment Agreement

Record and return to:

Principal Life Insurance Company

c/o Principal Capital Management, LLC

801 Grand Avenue

Des Moines, IA 50392-1450

ATTN: Rena Krebsbach

NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Loan No. 751267

THIS AGREEMENT, made and entered into as of the          day of                     , 2001, by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation with a principal office at c/o Principal Capital Management, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450 (hereinafter called “Lender”)                     ,                     , with its principal office at P.O. Box 549249, Waltham, Massachusetts 02454-549249 (hereinafter called “Lessor”)                      and                     , with its principal office at                      (hereinafter called “Lessee”);

WITNESSETH:

WHEREAS, Lessee has by a written lease dated                     , 20     (hereinafter called the “Lease”) leased from Lessor all or part of certain real estate and improvements thereon located in the city of Waltham, state of Massachusetts, as more particularly described in Exhibit A attached hereto (the “Demised Premises”); and

WHEREAS, Lessor has previously encumbered the Demised Premises as security for a loan (the “Loan”) from Lender to Lessor in the form of a Mortgage and Security Agreement (hereinafter called the “Mortgage”); and

WHEREAS, Lessee, Lessor and Lender have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Lender shall neither terminate the Lease nor join Lessee in foreclosure proceedings, nor disturb Lessee’s possession of the Demised Premises or any of Lessee’s rights and privileges under the Lease, and the Lease shall continue in full force and effect as a direct lease between Lessee and Lender. Lender further agrees not to join Lessee in any foreclosure proceeding except to the extent necessary under applicable law, but such joinder shall not be in derogation of the rights of Lessee as set forth in this Agreement.

(2) After the receipt by Lessee of notice from Lender of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Lender or any purchaser at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease provided that such substitute lessor recognizes all of Lessee’s rights and privileges under the Lease.

(3) Lessee hereby agrees that if Lessee has the right to terminate the Lease or to claim a partial or total eviction, or to abate or reduce rent due to a Lessor default under the Lease, Lessee will not exercise such right until it has given written notice to Lender, and Lender has failed within thirty (30) days after both receipt of such notice and the date when it shall have become entitled to remedy the same, to commence to cure such default and thereafter diligently prosecute such cure to completion within ninety (90) days of Lender’s commencement to cure such default.

(4) Lessee agrees that if the Lease is terminated pursuant to the terms of Section 7.1 thereof, or otherwise, Lessee will remit any payments made in connection with such termination directly and immediately to Lender.

Lessor hereby agrees that such payments shall be held by Lender in an interest bearing account as additional security for the Loan, and applied at Lender’s sole discretion. The funds shall be governed by the terms of that certain Escrow Security Agreement between Lessor and Lender.

(5) This Agreement and its terms shall be governed by the laws of the state where the Demised Premises are located and shall be binding upon and inure to the benefit of Lender, Lessor and Lessee and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale or otherwise. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

(6) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, Lender

By:	PRINCIPAL CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, its authorized signatory

By
Name:
Title:

By
Name:
Title:

, Lessee

By
Name:
Title:

By
Name:
Title:

, Lessor

By
Name:
Title:

By
Name:
Title:

STATE OF IOWA	)
)
COUNTY OF POLK	)

On this      day of                     ,                     , before me, a Notary Public in and for said County, personally appeared                                  and                                                           to me personally known to be the identical persons whose names are subscribed to the instrument, who being each by me duly sworn did say that they are the                                                   and                                         , respectively, of PRINCIPAL CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, and that the seal affixed to the said instrument is the seal of said company and that said instrument was signed and sealed on behalf of the said company by authority of its Member, and the aforesaid officers each acknowledged the execution of said instrument to be the voluntary act and deed of said company, by it and by each of them voluntarily executed, as authorized signatory for Principal Life Insurance Company.

Notary Public in and for Polk County, Iowa

COMMONWEALTH OF MASSACHUSETTS

, ss	,

Then personally appears the above named                                          of                      and acknowledged the foregoing instrument to be their free act and deed as said                      of                     , before me,

Notary Public
My commission expires:

COMMONWEALTH OF MASSACHUSETTS

, ss	,

Then personally appears the above named                                      and                          of                                      and acknowledged the foregoing instrument to be their free act and deed as said                                          and                                          of                     , before me,

Notary Public
My commission expires:

EXHIBIT G

Rules and Regulations

Hobbs Brook Office Park

(The below-listed rules and regulations are subject to reasonable change from time to time at the sole discretion of the Landlord.)

Security/Safety

All doors are secured with electronic locks. Tenants shall use card keys for all entry into the buildings during non-business hours.

Card keys will be issued upon tenant occupancy. Any new card keys or replacement card keys will be issued upon written request of the tenant. A fee may be charged for all cards.

All keys must be returned to building management whenever there is a change of status in the employee holding the card (i.e. termination, change of access authority).

Tenants must provide automobile registration information to building management as requested from time to time.

All tenants are responsible for complete and immediate evacuation of the building in the event of an alarm.

Parking Regulations

All employees, visitors, contractors, vendors and guests of a tenant shall abide by all posted parking regulations.

Illegally parked vehicles involving handicapped reserved spaces are subject to ticketing and towing by the City.

All other vehicles parked in violation of posted regulations are subject to towing with all costs charged to the owner of the vehicle.

When leaving any vehicle in the parking areas overnight, the owner must notify the building manager with the make, model, plate number and other pertinent information as requested.

All employees, visitors, contractors, vendors and guests must cooperate with building management in the event of a snowstorm or other emergency. Snow emergency parking areas are designated for any non-business hours parking for the purpose of allowing snow removal equipment access to parking areas. Any vehicles parked in non-designated spaces are subject to towing without notice.

Trash Removal

Disposal of any furniture, crates, computer equipment and other abnormal office trash requires special handling with additional charges to the tenant.

Any items not placed in appropriate trash receptacles or clearly labeled as trash will not be removed from the office premises.

All tenants must cooperate with building management in implementing a recycling program.

Move In/Move Out

1.	Tenant must notify landlord five business days in advance of moving with date of move, tenant contact name and phone number of person responsible for coordinating move, name of moving company, contact and phone number

2.	All moves must take place prior to 8:00 a.m. or after 5:00 p.m., Monday through Friday or anytime on weekend days or by special arrangement with building management.

3.	Furniture moves must use loading dock entrance, unless other arrangements have been made.

4.	All common area floors surfaces must be protected with masonite or equivalent.

5.	All trash generated as a result of the move shall be the responsibility of the tenant. For tenants moving out, space must be left in broom clean condition in accordance with the lease. However, upon submission of a written request, landlord will dispose of all trash at tenant cost.

6.	At no time is furniture or equipment to block access of hallways. Under no circumstances is equipment or furniture to be stored in common areas overnight.

7.	Any and all damage to the building or grounds as a result of the move will be the responsibility of tenant.

8.	Landlord will provide elevator pads.

9.	Extra security may be required by landlord. If needed, this will be an additional charge to tenant.

Construction

1.	Tenant must obtain approval from Park Management prior to initiating any construction within their leased premises.

2.	All work shall conform to Building Standards, a copy of which is available from Park Management.

3.	Tenant shall submit architectural plans stamped by a registered architect to landlord, subject to landlord’s review, prior to commencement of any construction.

4.	All work performed by outside trades require appropriate building permits from the City which must be on file with Park Management prior to commencement.

5.	All construction contractors must be approved by landlord prior to execution of any contracts to perform work in the Park.

6.	If contractors not hired by Park Management perform work, a certificate of insurance must be submitted to Park Management prior to commencement of work.

7.	A Project Manager will be assigned to all construction related projects. A construction management fee may be charged if warranted. In the event tenant has questions or concerns regarding elements of project, tenant shall contact the project manager or his supervisor only.

8.	Any work related to project which must be performed by landlord (i.e. sprinkler shut down, relocate heat sensors) must be requested by tenant in writing as a request and will be charged to tenant.

9.	Park Management shall have the authority to stop work in progress if it is determined not in conformance with building standards of town building codes.

10.	Upon completion of work, Park Management shall have the right to inspect all work. Any work completed which does not conform to building standard or building code shall be rejected as non-tenantable and the space shall not be occupied until such time that it meets all requirements.

Smoking

The building is a non-smoking facility. All employees, contractors, visitors and guest must exit the building before smoking. Smoking in not allowed at the main entrance to the building. Everyone must use the designated smoking areas and must dispose of all smoking material properly. All tenant management is required to cooperate in enforcing any reasonable smoking regulations.

EXHIBIT H

Tenant’s Personal Property

GPC Blotach Inc. Major Equipment Moved to Waltham June 2001
ASSET #	DESCRIPTION	ASSET #	DESCRIPTION

E-000754	Top count Scintillation Counter	E-000044	Beckman GS-6KR Centrifuge
E-000340	MultiProbe	E-000072	Beckman J6-MC Centrifuge
E-000250	Scintillation Counter	E-000034	Beckman GS-6KR Centrifuge
E-000457	Zymark Robots	E-000622	Beckman Optima Centrifuge
E-000533	Zymark Robots	E-000752	Beckman GS-6KR Centrifuge
E-000196	Labline Env. Mdl. 4628 shaker-floor	E-000069	Beckman XL-80 Centrifuge
E-000863	Laconco Freeze dryer	E-000071	Beckman J2-MI Centrifuge
E-000002	VWRbrand Model 1555 incubators	E-000526	Beckman GS-8KR Centrifuge
E-000229	VWRbrand Model 1555 incubators	E-000033	Beckman GS-15R Centrifuge
E-000205	UltraLum UV Multilinker	E-000232	Benchtop incubator
E-000693	Brinkman refrigerated centrifuge	E-000671	Benchtop incubator
E-000395	VWRbrand Model 1545 incubator	E-000122	Benchtop incubator
E-000628	Spectronics Spectrophotometer 20D+	E-000543	Benchtop incubator
E-000592	IEC Clinical centrifuge	E-000947	Rotometer w/access.
E-000987	BOD Incubator	E-000103	Nikon Microscope
E-000020	VWRbrand Model 1545 incubator	E-000901	Nikon Microscope
E-000725	VWRbrand Model 1545 incubator	E-000856	Nikon Microscope
E-000509	Labline Env. Mdl. 4828 shaker-floor	E-000248	Nikon Microscope
E-000797	Labline Env. Mdl. 3525 shaker-floor	E-000519	Nikon Microscope
E-000799	Spectronics Spectrophotometer 20D+	E-000248	Nikon Microscope
E-000185	6’ Biological safety cabinet SG800A	E-000247	Nikon Microscope
E-000462	Waterjacketed incubator	E-000101	Zeiss Microscope w/microinjector
E-000212	8’ Biological safety cabinet 1166	E-000102	Zeiss Microscope w/microinjector
E-000880	6’ Biological safety cabinet 1284	E-000785	HPLC System
E-000377	4’ Laminar flow hood	E-000362	NMR
E-000213	Dual waterjacketed CO2 incubators	E-000312	Quadra 96 pipeting system
E-000214	Dual waterjacketed CO2 incubators	E-000522	Quadra 96 pipeting system
E-000358	Dual waterjacketed CO2 incubators	E-000611	Quadra 96 pipeting system
E-000860	Dual waterjacketed CO2 incubators	E-000946	Victor Plate stacker
E-000570	Dual waterjacketed CO2 incubators	E-000787	FTIR Specto System
E-000744	Dual waterjacketed CO2 incubators	E-000812	MultiDrop System
E-000447	Savant Speed Vac system	E-000900	Assist Microplate handler system
E-000857	Savant Speed Vac system	E-000682	Dash 96 Stacker

E-000823	Savant Speed Vac system	E-000357	Stacker for below plate washer
E-000669	Savant Speed Vac system	E-000267	M96 Microplate washer w/ access
E-000090	Gel Drying System	No Tag found	Imaging System
E-000450	Backman GS-6KR Centrifuge	E-000235	DNA Sequencer, Model 373
E-000524	BioCad System
E-000988	Mass Spec System
E-000554	BioCad System
E-000770	Expedite System
E-000091	Spectrophotometer
E-000490	Gel Doc system
E-000125	New Brunswick G25 shaker
E-000121	New Brunswick G25 shaker
E-000578	New Brunswick G25 shaker
E-000851	New Brunswick C25K Refrig. shaker
E-000093	BD FacScan System
E-000548	UV-VIS system
E-000354	HPLC System
E-000814	Hoefer Orbital shakers
E-000835	Hoefer Orbital shakers
E-000269	HPLC SmartSystem
E-000636	HPLC SmartSystem
E-000720	FPLC Systems
E-000832	FPLC Systems
E-000523	FPLC Systems
E-000822	FPLC Systems
E-000438	GradiFrac System
VARIOUS	Columns from Amicon & others
E-000956	Q-Fill System
E-000694	Res. Spectrofluorometer
E-000085	Cell Disrupter/Sonicator
E-000436	Heraus 17RS Contrifuge
E-000341	BloStal B Farm. Units
E-000400	BloStal B Farm. Units
E-000675	Solid phase Synthesis Workstationw/
E-000674	accessories
E-000673	ditto
E-000491	BioImager System w/Pictograph
E-000252	BAS1000 Scanner for above

EXHIBIT I

Statement of Landlord’s Operating Expenses

and Landlord’s Taxes for the Calendar Year 2000

Ernst & Young LLP	Phone:(617)266-2000
200 Clarendon Street	Fax: (617)266-5843
Boston	www.ey.com
Massachusetts 02116-5072

Report of Independent Accountants

To the Trustees of Middlesex Mutual Building Trust:

We have audited, in accordance with generally accepted auditing standards, the financial statements of Middlesex Mutual Building Trust for the year ended December 31,1999, and have issued our report thereon dated January 28, 2000. We also have audited Middlesex Mutual .Building Trust’s schedule of operating expenses and real estate taxes attributable to the operation of the building owned by the trust at 610 Lincoln Street, Waltham, Massachusetts for the year ended December 31, 1999, as defined in the lease agreements relating to that building. This schedule is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of operating expenses and real estate taxes is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the aforementioned schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the schedule referred to above presents fairly, in all material respects, the operating expenses and real estate taxes of the building owned by the Trust at 610 Lincoln Street, Waltham, Massachusetts, for the year ended December 31, 1999, as defined in the lease agreements referred to in the first paragraph.

This report is intended solely for the information and use of the Trustees and management of Middlesex Mutual Building Trust and the parties to the lease agreements and should not be used for any other purpose.

January 28, 2000

Ernst & Young LLP is a member of Ernst & Young International, Ltd.

Middlesex Mutual Building Trust

610 Lincoln Street

Waltham, Massachusetts

Operating Expenses and Real Estate Taxes

Year ended December 31, 1999

Operating expenses*;
Salaries, payroll taxes, workers’ compensation insurance and employer’s cost of employee benefits	$167,575
Elevator, air conditioning and ventilating equipment service costs	42,737
Power, water, fuel and gas	194,689
Maintenance of building and grounds, supplies, protective services, purchase cost or depreciation of small tools and building service equipment	124,869
Administrative and management services	91,977
Contract cleaning	42,572
Motor vehicle operating expenses, depreciation and insurance	7,907
Public liability and property insurance	7,402

$679,728

Real estate taxes	$207,632

*	Excluding labor, materials and services performed under special orders for and payable by tenants, and renovation and preparation costs of premises for rental.

EXHIBIT J

Combined Tenant Estoppel and Subordination,

Non-Disturbance and Attornment Agreement

COMBINED TENANT ESTOPPEL AND

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Tenant Estoppel and Subordination, Non-Disturbance and Attornment Agreement (“the Agreement”), dated the      day of                     , 2001, is executed by and among Security Life of Denver Insurance Company, with its principal office at c/o ING Investment Management, 5780 Powers Ferry Road, NW, Suite 300, Atlanta, Georgia 30327-4349 (“Lender”), GPC Biotech Inc., a Delaware corporation (“Tenant”); and 610 Lincoln LLC, a Delaware Limited Liability Company (“Borrower”).

RECITALS

WHEREAS, Tenant has entered into a certain Lease dated                     , 2001, (the “Lease”) with Borrower covering certain premises designated as space “                    ” (the “Premises”) in that certain [Type of Development] located at [Address] in the City of Waltham, State of Massachusetts and commonly known as [Name of Project] and being more particularly described on Exhibit A attached hereto (the “Property”).

WHEREAS, Borrower, as Landlord under the Lease, intends to grant a first lien interest in the Property and the Premises to Lender by delivery of a Mortgage, Security Agreement, Financing Statement and Fixture Filing to be recorded in the Official Records of Middlesex County, Commonwealth of Massachusetts (the “Mortgage”) and an Assignment of Rents and Leases (the “Assignment”), and the granting of such first lien interest and the delivery and recording of the Mortgage and the Assignment are express conditions to the Lender’s willingness to proceed with the funding of a loan to the Borrower secured by the Property.

WHEREAS, Tenant desires to be assured of continued possession of the Premises under the terms of the Lease and subject to this Agreement and the terms of the Mortgage and Assignment.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants, and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

ARTICLE ONE

1.	Tenant Certifications. The Tenant certifies to the Lender that:

a.	The Lease is presently in full force and effect, represents the entire agreement between Tenant and Borrower, as landlord (“Landlord”) and has not been modified, changed, altered, amended or supplemented in any respect (except as may be indicated at the end of this subparagraph 1a). Tenant has no present (accrued) right to cancel or terminate the Lease under the terms thereof or otherwise. (If any amendments are listed in this section, the same shall be included in the term “Lease” as used herein.)

b.	The term of the Lease commenced on and the Lease terminates on and rent has been paid through and including . If there are any rights of extension or renewal remaining under the terms of the Lease, the same have not, as of this date, been exercised.

c.	The fixed minimum rent being paid is $ per month, excluding operating expenses, CAM, tax and insurance costs and similar charges owed pursuant to the Lease. As of the date hereof, Tenant has no accrued right or offset as to any free rent, partial rent, rebate of rent payments or other rental concession, except for the free rent period set forth in Section 2.5 of the Lease. No rent has been paid in advance of the due date thereof.

d.	The Premises contains 85,430 square feet of space and Tenant is in possession of the Premises and business is being conducted by the Tenant in the Premises on a regular basis. The construction and delivery of all improvements required by the terms of the Lease, to be made by the Landlord thereunder, including, without limitation, parking and common areas, have been satisfactorily completed and any and all obligations of Landlord of an inducement nature, concessions, payments or abatements in rent under the Lease, or otherwise, have been paid or satisfied in full by Landlord.

e.	A security deposit of $3,000,000 has been paid to the Borrower as Landlord under the Lease. With the exception of the payment of such security deposit, no rent under the Lease has been paid in advance of its due date.

f.	No notice of default under the Lease has been given by Tenant to Landlord; no notice of default has been received by Tenant from Landlord and, to the best of Tenant’s knowledge, information and belief, as of the date hereof (a) no condition exists which might give rise to a default under the Lease and (b) no claim of any nature exists by Tenant under the Lease against Landlord or the Premises.

g.	The Lease contains and Tenant has no outstanding options to purchase or rights of first refusal to purchase the Premises nor any part of the Property.

h.	Tenant has not assigned, mortgaged, sublet, encumbered or otherwise transferred any of its interest under the Lease and has received no notice of any assignment, mortgage or encumbrance of the Lease by Landlord other than the Mortgage.

i.	The conduct of Tenant’s business falls within the uses stipulated in the Lease. To the best of Tenant’s knowledge, neither Tenant nor Landlord, is in violation of any exclusive use, radius or non-competition clause in the Lease.

ARTICLE TWO

1.	Subordination. Subject to the terms of this Agreement, the Lease and all estates, options (including without limitation any purchase options or rights of first refusal to purchase, if any) liens and charges therein contained or created thereunder is and shall be subject and subordinate to the lien and effect of the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the indebtedness secured thereby, with the same force and effect as if the Mortgage has been executed, delivered and duly recorded among the above-mentioned public records, prior to the execution and delivery of the Lease.

2.	Non-Disturbance. In the event Lender takes possession of the Property by a foreclosure of the Mortgage, or takes a deed in lieu of foreclosure, Lender and any successor to Lender’s interest in the Property agree not to affect or disturb Tenant’s right to possession of the Premises or any of Tenant’s rights and privileges under the Lease in the exercise of Lender’s and any such successor’s rights so long as Tenant is not in default beyond any notice and cure period under any of the terms, covenants or conditions of the Lease and provided Tenant has not commenced a voluntary case under the Federal Bankruptcy Code that has not been dismissed within ninety (90) days after the filing thereof, had an order for relief in an involuntary case entered against it that has not been dismissed within ninety (90) days after the filing thereof or taken any action for the purpose of taking advantage of any law relating to the relief of debtors that is still in effect at the time of such foreclosure or deed in lieu of foreclosure.

3.	Attornment. Tenant hereby agrees that in the event of a foreclosure sale or deed in lieu of foreclosure, Tenant will and hereby does attorn to the foreclosure successor so that the Lease and the relationship of Landlord and Tenant shall exist between such foreclosure successor and Tenant; provided, however, that if the foreclosure successor is Lender, its successor or assigns, Lender shall not be:

a.	liable for any act or omission of any prior landlord (including the Borrower) except for any defaults of any prior landlord (including Borrower) which are continuing as of the date of foreclosure or deed in lieu of foreclosure; or

b.	subject to any offsets or defenses which Tenant might have against any prior landlord (including the Borrower) except for any offsets or defenses which have accrued prior to the date of foreclosure or deed in lieu of foreclosure; or

c.	bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including the Borrower); or

d.	liable for repayment of any security deposit not actually paid to Lender; or

e.	bound by any amendment or modification of the Lease made without Lender’s prior written consent except as provided in Section 7 hereof; or

f.	bound by any provision in the Lease which obligates the Landlord to construct or complete any building or structure or to make any improvements or to perform any other construction work (including any work necessary to prepare the Premises for Tenant’s occupancy), except for maintenance and/or repair obligations under the terms of the Lease (if any) and except Borrower’s obligations under Section 3.1 of the Lease; or

g.	bound by any purchase option or right of first refusal to purchase contained in the Lease, if any, with respect to the Premises or the Property or any part thereof.

Such attornment shall be deemed effective and self-operative without the necessity of executing any further instrument immediately upon the Lender’s or foreclosure successor’s succession to the interest of Borrower to the Property.

4.	Consent to Assignment of Lease; Payment of Rents. Tenant hereby consents to the Assignment by Borrower to Lender of all of the right, title and interest of Landlord in and to the Lease pursuant to the Assignment. Tenant is hereby advised that said Assignment includes, among other things, the full and complete assignment by Borrower to Lender of all right, power and privilege of Borrower to direct the party to whom rents and other payments under the Lease are to be paid, which right to direct payment is unconditional and unrestricted and may be exercised by Lender at any time, both before and after the occurrence of any default under the Mortgage. Pursuant to such right to direct payment, Lender hereby directs Tenant, until further notification by Lender, to pay all rents and other amounts payable by Tenant under the Lease to Borrower. Upon written request by Lender that Tenant pay all rents and other amounts payable by Tenant under the Lease directly to Lender or any other person, Tenant thereafter shall make all such payments directly to Lender or such other person at the address set forth in such request, until further notification by Lender. Borrower hereby releases Tenant from liability for any such rent payments made by Tenant to Lender or such other person pursuant to Lender’s written request, and agrees that all such payments shall be credited to Tenant under the Lease as if Tenant had made such payments directly to Landlord.

5.	Lender Right to Cure Lease Defaults. If Borrower defaults under the Lease, Tenant shall give written notice to Lender specifying the default, and specifying the steps necessary to cure the default and Lender shall be given the opportunity without undertaking Borrower’s obligations, to cure such default. Lender shall have thirty (30)

days after receipt of such notice to cure such default or cause it to be cured, if Lender elects to do so; provided, however, that in the event Lender has begun action to cure the default, but not completed the same within the thirty (30) day period, the Tenant agrees that Lender shall be permitted such time as is reasonably necessary to complete curing such default; and provided further, however; that if the default is such that it cannot practically be cured by Lender without taking possession of the Property, Lender shall be permitted such additional time as necessary to acquire possession of the Property by foreclosure or otherwise, in order to cure such default. During such cure period, Tenant shall not terminate the Lease or exercise any other remedy thereunder with respect to such default; provided; however, that such cure period does not extend beyond ninety (90) days after the date Lender receives a notice from Tenant of Borrower’s default.

6.	No Assumption by Lender. Tenant acknowledges and agrees that Lender has not assumed and does not have any obligation or liability under or pursuant to the Lease by reason of the Mortgage or the Assignment until Lender forecloses the Mortgage or accepts a deed-in-lieu of foreclosure, and then Lender shall be obligated under the Lease subject to the terms of this Agreement.

7.	Tenant Covenants. Tenant covenants and agrees with Lender that, without the prior written consent of Lender: (a) Tenant will not pay rent under the Lease more than one calendar month in advance of the accrual thereof; (b) Tenant will not amend, modify or (by agreement with Borrower) terminate the Lease except as expressly permitted in the Lease; (c) Tenant will not assign or pledge the Lease or its rights or obligations thereunder except as expressly permitted in the Lease; and (d) no waiver by Borrower of any of the material obligations of Tenant under the Lease, and no termination of the Lease by Borrower shall be effective as against Lender.

8.	Notices. Tenant shall mail or transmit copies of all written notices (other than routine notices transmitted in the ordinary course of business) it may give Borrower with respect to the Lease to Lender simultaneously with the delivery or mailing of such notices to Borrower. All notices or other communications which are required or permitted hereunder to be given to any party shall be in writing and shall be deemed sufficiently given if delivered personally, by nationally recognized overnight courier or by registered or certified mail, return receipt requested, to the address of such party specified below, or to such other address as the addressee may have specified in a notice duly given to the sender a provided herein:

If to Lender, to:	Security Life to Denver Insurance Company c/o ING Investment Management 5780 Powers Ferry Road, NW, Suite 300 Atlanta, Georgia 30327-4349 Attention: Mr. Maurice Moore

If to Tenant, to:

(prior to the Premises A Delivery Date (as that term is defined in the Lease)

One Kendall Square, Building 600

Cambridge, MA 62139

Attention: James E. Melanson

(after the Premises A Delivery Date)

610 Lincoln Street

Waltham, MA 02451

Attention: James E. Melanson

With a copy to:	Thomas G. Schmorr, Esq. Palmer & Dodge, LLP (Address prior to 11/01/01) One Beacon Street Boston, MA 02108 (Address after 11/01/01) 111 Huntington Avenue Boston, MA 02199

If to Borrower, to:	610 Lincoln LLC 225 Wyman Street Waltham, Massachusetts 02451

9.	Miscellaneous.

a.	This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

b.	Tenant hereby acknowledges and agrees that (i) any foreclosure successor shall have the right to assign its rights and obligations under the Lease to any other person to whom the Property is transferred, and upon such assignment such foreclosure successor shall have no further obligation or liability under the Lease, and (ii) the obligations of any foreclosure successor under the Lease shall not be personal obligations of such foreclosure successor, and recourse on such obligations may be had only against the right, title and interest of such foreclosure successor in and to the Property, including insurance proceeds and/or condemnation awards with respect to the Property.

c.	Tenant agrees that, within ten (10) business days after receipt of request therefor from Borrower or Lender, Tenant will execute and deliver to Borrower and Lender a tenant estoppel certificate stating that, to the best of the Tenant’s Knowledge: (a) that the Lease is in full force and effect and has not been amended or modified (or stating any such amendment or modification); (b)

Borrower is not in default under the Lease, and Tenant has no offsets, defenses or counterclaims against Borrower (or any prior landlord) under the Lease with respect to the enforcement of Tenant’s obligations thereunder; (c) the date to which the minimum rent and any additional rent or other charges payable under the Lease have been paid; and (d) that Tenant is not in default under the Lease and no event which with notice or the lapse of time or both would become a default by Tenant under the Lease has occurred (or specifying any such default or event that does exist, and what action Tenant is taking or proposes to take to cure the same).

d.	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the day and year first above written.

WITNESS or ATTEST:	LENDER:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By: ING Investment Management LLC, a
Delaware limited liability company, as Agent

By:
(SEAL)
Title:

WITNESS or ATTEST:	BORROWER:

610 LINCOLN LLC

By:
(SEAL)

Title:

WITNESS or ATTEST:	TENANT:

GPC BIOTECH INC.

By:

(SEAL)

Title:

[Borrower: Please obtain form of notary block for the state in which property is located from borrower’s counsel – note that the format below is an only example and must be tailored to the specific form used in the state where the property is located. Three (3) blocks are needed, one each for lender, borrower and tenant.]

COMMONWEALTH OF	)
) ss:
COUNTY OF MIDDLESEX	)

On this, the          day of                     , 2001, before me, a Notary Public, the undersigned officer, personally appeared                     ,                      of the within named                     , who being duly authorized, acknowledged that                      the foregoing instrument in the capacity therein stated and for the purposes therein stated.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[Notarial Seal]

My commission expires:

COMMONWEALTH OF	)
) ss:
COUNTY OF MIDDLESEX	)

On this, the         day of                     , 2001, before me, a Notary Public, the undersigned officer, personally appeared                             ,                             of the within named                             , who being duly authorized, acknowledged that the foregoing instrument in the capacity therein stated and for the purposes therein stated.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[Notarial Seal]

My commission expires:

COMMONWEALTH OF	)
) ss:
COUNTY OF MIDDLESEX	)

On this, the          day of                     , 2001, before me, a Notary Public, the undersigned officer, personally appeared                             ,                             of the within named                             , who being duly authorized, acknowledged that             the foregoing instrument in the capacity therein stated and for the purposes therein stated.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[Notarial Seal]

My commission expires:

EXHIBIT A

Legal Description of the Property

EXHIBIT B

[Floor Plan Identifying Expanded Premises]

[Graphic]

EXHIBIT C

Floor Plan Identifying Third Floor Common Space

[Graphic]

EXHIBIT B

PLAN SHOWING SUBLEASED PREMISES

[Graphic]

EXHIBIT C

IMPROVEMENT WORK

[Graphic]

Specific 1st Floor Alterations:

1)	Enlarge conference room to create a board room

a.	remove wall Al, insert French doors on wall A2

b.	new carpet will be installed

2)	Create reception area:

a.	remove walls B1, B2, and B3

b.	add door to wall B4

c.	new carpet will be installed

3)	Create mail/copy room

a.	remove wall C1 to enlarge room

b.	remove and patch door CD1

c.	new carpet will be installed

4)	Create Data Center:

a.	remove walls Dl, D2, D3 and D4

b.	remove and patch doors DD1, DD2 and DD3

c.	Electrostatic tile flooring will be installed on floor

d.	Additionally electricity will be run to data-room

e.	Windows will be added to wall D5

f.	Walls to be sound-proofed

5)	Kitchen expansion:

a.	remove wall E1

b.	remove doors ED1 and ED2 and replace with large doorway opening.

c.	New kitchen cabinets, sink and dishwasher will be installed

d.	New tile flooring will be installed

General 1st Floor Alterations:

1)	Data, voice and electrical wiring and outlets will be added through the space to accommodate Sublessee’s needs

2)	All carpet flooring throughout the 1st floor space maybe replaced

3)	All walls will be patch and painted

4)	Additional lighting and fixtures will be added as required by Sublessee

[Graphic]

Specific 3rd Floor Alterations:

1)	Hoods AA, BB, CC and DD to be removed

2)	Bench EE to be removed.

a.	Electric, plumbing to be capped

b.	Tile flooring to be patched

General 3rd Floor Alterations:

1)	Data, voice and electrical wiring and outlets will be added through the space to accommodate Sublessee’s needs

2)	Gas lines from tank farm will be added

3)	All office carpet flooring throughout the 3rd floor space maybe replaced

4)	All walls will be patch and painted

5)	Additional lighting and fixtures will be added as required by Sublessee

EXHIBIT D

LICENSES AND SERVICES

RECEPTION FULLY LOADED FTEs INCLUDING TEMP COVERAGE

MWRA LICENSE FEE—MWRA

MWRA TESTING—ANNUAL AND SEMIANNUAL TESTING—GZA

MWRA TESTING—SILVER ANALYSIS TESTING—EVOLVE TECHNOLOGIES

WASTE NEUTRALIZATION MAINTENANCE EQUIP/PERMIT—GPC BIOTECH

PERSONNEL COSTS

WASTE NEUTRALIZATION MAINTENANCE—CONTRACT COSTS

WASTE NEUTRALIZATION—OPERATOR TRAINING COSTS

RODI MAINTENANCE—FLUID SOLUTIONS

FACILITY CLEANING—NEW ENGLAND CLEANING

FACILITY CLEANING—SUPPLIES

VACUUM SYSTEM MAINTENANCE BUDGET

EXHIBIT E

SUBLESSEE’S PERMITTED HAZARDOUS MATERIALS

Sublessee may store and or use hazardous materials as needed to operate their business provided the use, and storage of said materials is in all respects, in compliance with all applicable local, state and federal regulations. Provided, however that the use of flammable materials not exceed the limits set below:

Flammable materials as noted:

BG Medicine Flammables Allocation to be stored and used on the third floor.

Class 1A	10	Gallons
Class IB	35	Gallons
Class 1C	25	Gallons
Class II	100	Gallons
Class IIIA	100	Gallons
Class IIIB	100	Gallons
Flammable Solids	2	Pounds
Flammable Gases	250	Cubic Feet

EXHIBIT F

JANITORIAL SPECIFICATIONS FOR CLEANING OF SUBLEASED PREMISES

SPECIFICATIONS

FOR

GPC BIOTECH, INC.

FOR THE FACILITY LOCATED

AT 610 LINCOLN STREET, WALTHAM, MA

Competent, trained personnel will perform the services outlined below, efficiently, and in a professional manner.

AREAS TO BE SERVICED:

APPROXIMATELY 90,000 SQUARE FEET, LESS 3,000 SQUARE FEET FOR THE ANIMAL FACILITY AND 6,000 SQUARE FEET FOR THE BOILER ROOM GENERAL OFFICES, PRIVATE OFFICES, EXECUTIVE OFFICES, CONFERENCE ROOMS, LIBRARY, HALLWAYS, CAFETERIA, KITCHENETTE, LOBBY, RECEPTION AREA, RECEIVING, COMPUTER/SERVER ROOMS, RESTROOMS, LABS, SHOWER AREAS, STAIRWAYS, ELEVATORS, ELECTRIC ROOMS AND PENTHOUSE. These are broken down as follows:

A:	Common Area A: Ground floor lobby/reception, hallways to and including loading dock, front bathrooms, locker room/bathrooms. Elevators, stairwells first through fourth floors. Electric rooms and penthouse.

B:	Common Area B: Third floor reception area and bathrooms.

C:	“ARI Area”: 5,000 square feet of office space on first floor. Approximately 20,000 square feet of lab/office space on third floor.

D:	GPC Area:

First floor: Animal facility, glasswash/media prep areas

Second floor: (entire floor) Lobby area, bathrooms, offices and laboratories

Third floor: Approximately 10,000 square feet of lab/office space on the north end of the building

E.	Vacant Area: Approximately 10,000 square feet of office space on the north end of the first floor.

FREQUENCY: Five (5) days per week, Monday through Friday, between the hours of 5:30 P.M. and 9:30 P.M.

A. GENERAL, PRIVATE AND EXECUTIVE OFFICES

DAILY

1.	Empty the wastebaskets and replace the plastic liners as needed.

2.	Spot clean the glass panes on the doors and the partitions.

3.	Spot vacuum the carpeted-areas.

WEEKLY

1.	Spot clean the walls around the light switches and the wastebaskets, the doors, and the door frames.

2.	Dust the flat surfaces and equipment, window sills, ledges, baseboards, and other items within reach.

3.	Vacuum the carpeted areas.

MONTHLY

1.	Dust the ceiling corners and other items outside of reach.

2.	Wash both sides of the glass panes on the doors and the partitions.

B. CONFERENCE ROOMS AND LIBRARY

DAILY

1.	Empty the wastebaskets and replace the plastic liners as needed.

2.	Spot clean the walls around the light switches and the wastebaskets, the doors, and the door frames.

3.	Dust the cleared table surfaces, chair rails, baseboards, window sills, ledges, and other items within reach.

4.	Vacuum the carpeted areas.

5.	Reset furniture.

MONTHLY

1.	Dust the ceiling corners and other items outside of reach.

C. HALLWAYS

DAILY

1.	Spot clean the glass panes on the doors and the partitions.

2.	Sweep, dry mop or vacuum the resilient tile flooring.

3.	Spot mop the resilient tile flooring.

4.	Vacuum the carpeted areas.

SEMI-WEEKLY

1.	Damp mop the resilient tile flooring.

2.	Spray buff and/or burnish the resilient tile flooring.

MONTHLY

1.	Spot clean the walls, the doors, and the door frame.

2.	Wash both sides of the glass panes on the doors and the partitions.

3.	Dust the ceiling corners and other items outside of reach.

D. CAFETERIA/KITCHENETTES

DAILY

1.	Empty the waste receptacles and replace the plastic liners.

2.	Damp wipe the counters, the walls, the sinks, the exterior of the cabinets, the refrigerators, the microwave ovens, and the trash receptacles.

3.	Damp wipe the tables and spot clean the chairs.

4.	Sweep, dry mop or vacuum the resilient tile flooring within the food preparation area, and the serving area.

5.	Damp mop the resilient tile.

6.	Vacuum the carpeted area.

7.	Reset the furniture.

MONTHLY

1.	Dust the ceiling comers and other items outside of reach.

2.	Wash both sides of the glass panes on the doors and the partitions.

E. LOBBY AND RECEPTION AREAS

DAILY

1.	Empty the wastebaskets and replace the plastic liners as needed.

2.	Spot clean the glass panes on the entrance doors.

3.	Dust and/or damp wipe the baseboards, chair rails, ledges, counters, kick plates, push plates, window frames, and other items within reach.

4.	Sweep, vacuum or dry mop the resilient tile flooring.

5.	Damp mop the resilient tile flooring.

6.	Vacuum the carpeted areas.

WEEKLY

1.	Polish the wooden furniture and damp wipe the non-wooden furniture.

2.	Wash both sides of the glass panes on the entrance doors and the sidelights.

MONTHLY

1.	Dust the ceiling corners and other items outside of reach.

F. RECEIVING

DAILY

1.	Empty the wastebaskets and replace the liners as needed.

2.	Sweep floors.

3.	Spot mop floors.

4.	Clean waste collection bins.

WEEKLY

1.	Damp mop floors.

G. COMPUTER ROOM

DAILY

1.	Empty the wastebaskets and replace the liners as needed.

2.	Vacuum the resilient tile flooring.

MONTHLY

1.	Vacuum the ceiling corners and other items outside of reach.

H. RESTROOMS AND SHOWER AREAS (LOCKERROOMS)

DAILY

1.	Clean and disinfect the face bowls.

2.	Clean and disinfect the toilets, the toilet seats, and the urinals.

3.	Clean and disinfect the chrome-plated flushometers and piping.

4.	Clean the mirrors.

5.	Empty the waste receptacles, clean and disinfect the outside, and replace the plastic liners.

6.	Empty the sanitary napkin disposal units and replace the disposable liners.

7.	Replace the hand towels, toilet tissue, and hand soap.

8.	Spot clean the partitions, walls, entry doors, dispensers, and receptacles.

9.	Sweep or vacuum the ceramic tile flooring.

10.	Damp mop the ceramic tile flooring.

WEEKLY

1.	Wash and disinfect the shower stalls.

MONTHLY

1.	Wash and disinfect the inside and outside of the waste receptacles and the sanitary napkin dispensers.

2.	Dust the ceiling corners and other items outside of reach.

I. LABS AND RELATED AREAS

DAILY

1.	Empty the wastebaskets and replace the plastic liners as needed.

2.	Spot clean the glass panes on the doors and the partitions.

3.	Sweep, dry mop or vacuum the resilient tile flooring.

4.	Spot mop the resilient tile flooring.

5.	Pick up and discard broken glass.

6.	Pick up and discard (triple rinsed) reagent bottles in 55 gallon bins in chemistry.

SEMI-WEEKLY

1.	Damp mop the resilient tile flooring.

2.	Spray buff and/or burnish the resilient tile flooring.

MONTHLY

1.	Wash both sides of the glass panes on the doors and the partitions.

2.	Dust the celling corners and other items outside of reach.

J. STAIRWAYS

DAILY

1.	Sweep or vacuum the stair treads and the landings.

2.	Spot mop the stair treads and the landings.

3.	Vacuum the stair treads and the landings.

WEEKLY

1.	Damp mop the stair treads and the landings.

2.	Damp wipe the railings, door frames, doors, lighting fixtures, and other items within reach.

MONTHLY

1.	Dust the ceiling corners and other items outside of reach.

K. ELEVATOR

DAILY

1.	Damp wipe the interior and the exterior doors and control panels.

2.	Spot clean the walls in the cab.

3.	Damp wipe the elevator tracks.

4.	Vacuum and damp mop the floor surfaces within the cab.

WEEKLY

1.	Vacuum the elevator door track.

2.	Polish the stainless steel within the cab.

MONTHLY

1.	Dust the ceiling corners within the cab.

2.	Wash the walls within the cab.

L. GENERAL

1.	Remove the rubbish to the designated area nightly by 6:00.

2.	Turn off the required lighting, lock the required doors, and arm the required security system(s).

3.	If GPC Biotech participates in a paper recycling program, NECS personnel will be available for emptying the individual recycle wastebaskets into “Toters” and transporting the “Toters” to the respective location within the facility.

4.	NECS personnel will adhere to the policies and procedures adopted by GPC Biotech with respect to the cleaning operation of the respective facility.

5.	NECS personnel will notify the GPC Biotech representative on issues regarding security, repairs or any abnormal situations noted by our personnel.

6.	Semi annually, vacuum return and supply registers.

7.	Provide all cleaning and consumable supplies with the consumable supplies to be invoiced seperately.